UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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General Communication, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL COMMUNICATION, INC.

2550 Denali Street, Suite 1000
Anchorage, Alaska  99503
Telephone: 907.868.5600

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2007

We are sending this Proxy Statement with the enclosed form Proxy and Notice of Annual Meeting of Shareholders of General Communication, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as “Company,” “we,” “us” or “our”) in conjunction with the 2007 annual meeting of our shareholders. The meeting will be held at Josephine’s Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 25, 2007.

We invite you to attend the annual meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed form Proxy.

This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to you and other shareholders of the Company on or about May 18, 2007. A copy of the Company’s Annual Report, in the form of the Company’s Form 10-K for the year ended December 31, 2006 (“Annual Report”), accompanies this Proxy Statement. See, “Annual Report.”

DATED:  May 18, 2007

i

COMPANY ANNUAL MEETING

Voting Procedure

Overview.   This Proxy Statement is furnished to you and our other shareholders because our board of directors is soliciting shareholder proxies to vote at our 2007 annual meeting of shareholders.

Time and Place.   Our annual meeting will be held at Josephine’s Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Monday, June 25, 2007. A reception for our shareholders will commence at 5 p.m. at that location.

Delivery.   The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying board proxy (“Proxy”) are first being sent or delivered to our shareholders on or about May 18, 2007. A copy of our Annual Report in the form of Form 10-K accompanies this Proxy Statement. Exhibits to that form are not enclosed. However, that form includes a list briefly describing all of those exhibits. In addition, we will furnish a copy of an exhibit to the form to a shareholder upon written request to us and payment of a fee to cover our expenses in furnishing that exhibit.

Purpose.   As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at our annual meeting:

•       Electing three directors in Class III of our classified board each for a three-year term.

•       Approving certain amendments (“Article Amendments) to our Company’s Restated Articles of Incorporation (“Articles”) expressly authorizing the issuance, reissuance, and termination of issuance of shares of Company stock in certificated or uncertificated form in accordance with provisions to be set forth in our Company’s Bylaws (“Bylaws”).

•       Approving certain amendments (“Plan Amendments”) to our Company’s Amended and Restated 1986 Stock Option Plan (“Stock Option Plan”) increasing the number of shares of our common stock authorized and allocated to the plan by 2.5 million shares of Class A common stock, and revising the Stock Option Plan limitation on the option exercise price to allow deductibility of compensation expense recognized upon exercise of options under the plan.

•       Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it.

Outstanding Voting Securities.   Our board has chosen the close of business on April 27, 2007 as the record date for our annual meeting (“Record Date”). Only holders of our Class A and Class B common stock as of the Record Date will be entitled to notice of, and to vote at, that meeting. As of the Record Date and under our current Articles, our outstanding stock was divided into two categories:

•       Class A common stock, for which the holder of a share is entitled to one vote.

•       Class B common stock, for which the holder of a share is entitled to ten votes.

On the Record Date, there were 50,082,181 shares of our Class A common stock and 3,256,149 shares of our Class B common stock outstanding and entitled to be voted at our annual meeting.

Voting Rights, Votes Required for Approval.   At our annual meeting, a simple majority of our issued and outstanding common stock entitled to be voted as of the Record Date, represented in person or by proxy, will constitute a quorum. As an example and based upon the shareholdings as of the Record Date, a quorum would be established by the presence of shareholders, directly or by proxy, holding at least 8,760,346 shares of our Class A common stock and all 3,256,149 shares of our Class B common stock.

Because of the ten-for-one voting power of our Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at our annual meeting. The total number of votes to which our Class A common stock and our Class B common stock were entitled as of the Record Date were 50,082,181 and 32,561,490, respectively.

With a quorum present, adoption of our annual meeting proposals pertaining to electing directors, approving the Article Amendments, approving the Plan Amendments, and approving other matters to be addressed at the annual meeting will each require an affirmative vote by the holders of at least a simple majority of the voting power of our issued and outstanding Class A common stock and our Class B common stock entitled to vote as of the Record Date and represented in person or by proxy at the meeting. Under the Articles, voting on these items must be by our Class A and Class B common stock, all voting as a group.

The Articles expressly provide for non-cumulative voting in the election of directors.

As of the Record Date, the number and percentage of outstanding shares entitled to vote held by our directors and executive officers and their affiliates were 1,889,089 shares of our Class A common stock, constituting approximately 3.8% of our outstanding stock in that class, and 993,857 shares of our Class B common stock, constituting approximately 30.5% of the outstanding stock in that class.

Voting Methods.   By Mail—By signing and returning the enclosed form Proxy according to the instructions provided, you are enabling the individuals named on the Proxy to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the Proxy even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

By Telephone or Internet—Instructions for voting by telephone and over the Internet are included with this Proxy Statement. If you vote by telephone or over the Internet, you do not need to complete and mail your Proxy to us.

In Person at the Annual Meeting—In the event you shall plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you must bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Proxies.   The accompanying form Proxy is being solicited on behalf of our board for use at our annual meeting.

Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at our annual meeting in accordance with the instructions in that Proxy. The Proxy will be voted for our board’s nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified. The form Proxy also gives discretionary authority to the holder on other matters. See, within this section, “—Other Business.”

All votes cast by our shareholders directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at our annual meeting. A Proxy having no clear indication of a vote on a proposal to be addressed at our annual meeting will be voted “for” the corresponding proposal, as the case may be. A proxy having conflicting indications or more than one selection on a proposal to be addressed at our annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum.

A Proxy clearly marked as withholding authority to elect a nominee or otherwise as abstaining on a proposal to be addressed at our annual meeting will be honored and not voted (although present and entitled to vote). Similarly, a broker holding shares of record for their beneficial owner generally is not entitled to vote on matters before our annual meeting unless the owner gives that broker specific voting instructions. The votes that the broker would have cast should that owner have given those specific instructions (commonly called “broker non-votes”) are not considered as votes cast for purposes of the proposals and other matters addressed at our meeting. However, such withholding of, or abstaining from, voting and broker non-votes will be counted as present for purposes of establishing a quorum for our meeting, and they will have the effect of votes against approval of the proposals and other matters addressed at our meeting.

Voting by Employees Participating in Our Stock Purchase Plan.   Our Qualified Employee Stock Purchase Plan (“Stock Purchase Plan”) provides that each participant in the plan is entitled to vote the pro rata portion of shares of our common stock held by the plan and allocated to the participant. Should a participant in the Stock Purchase Plan decline or otherwise not respond to an opportunity to vote those shares, the plan provides that the shares are to be voted by the Plan Committee, which administers the Stock Purchase Plan. These shares would also be counted for purposes of establishing a quorum.

Revocability of Proxies.   A Proxy executed in the form enclosed may be revoked by the shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of our board at the principal executive offices of the Company as identified on the cover page of this Proxy Statement. The notice may also be delivered to the Secretary at our annual meeting prior to a vote using the Proxy. Thereafter, a shareholder revoking the Proxy may vote in person or by other proxy as provided by our Bylaws, as revised and in effect as of the Record Date. A shareholder wishing to revoke the Proxy may do so by executing another valid proxy bearing a later date.

Cost of the Proxy Solicitation.   The expenses of the Proxy solicitation made by our board for our annual meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, are to be paid by us. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by our officers, directors, or regular employees, none of whom are to receive additional compensation for that effort.

Director Elections

Overview.   As of the Record Date, our board of directors was composed of seven directors classified into the following three classes with the number of members as indicated: Class I (one member), Class II (three members), and Class III (three members).

Therefore, at our annual meeting, three individuals will be elected in Class III of our board each for a three-year term. The individuals so elected will serve subject to the provisions of our Bylaws and until the election and qualification of their respective successors.

Our Nominating and Corporate Governance Committee (“Nominating and Corporate Governance Committee”) has as one of its responsibilities to seek out, from time to time, candidates as prospective board members. These candidates may be identified through the efforts of individual members of the Nominating and Corporate Governance Committee, members of our board, generally, shareholder recommendations accepted by the committee, and, in the committee’s discretion, through consultants as otherwise provided in our Nominating and Corporate Governance Committee Charter (“Nominating and Corporate Governance Committee Charter”). See, “Future Shareholder Proposals and Recommendations: Recommendations.”

Prospective candidates must meet the minimum criteria set forth in the Nominating and Corporate Governance Committee Charter taking into consideration the appropriate size of our board, the committee’s understanding of our strategic direction requirements, and the specific compositional needs of our board. In addition, in reviewing and making recommendations regarding existing board members, the committee takes into consideration results of evaluations of existing board members and the wishes of an affected existing board member to be re-nominated.

The minimum criteria set forth in the Nominating and Corporate Governance Committee Charter for selection as a committee-recommended nominee for a position on our board are as follows:

•       Be between and including 21 and 70 years of age (although, in the event a person reaches the upper limit of that age while a director, that person’s term as director immediately terminates and the director is required by our Bylaws to resign from the board).

•       Possess basic skills and characteristics required as prerequisites for each member, unless otherwise specified, on the board which must include, but are not limited to, the following—

•        Knowledge, skills and experience in at least one of the primary industries in which we operate.

•        Ability to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and have at least familiarity with the underlying accounting rules and practices.

•        Ability to understand our key business and financial risks.

•        Appreciation of the relationship of our business to changing needs of society.

•        With respect to at least one member of our board, skills, attributes, and financial sophistication of an audit committee financial expert as the term is defined in the charter.

•        With respect to at least a simple majority of the authorized members of our board, each be an independent director as the term is defined in the Nasdaq Stock Market (“Nasdaq”) corporate governance listing standards (to which we are subject) and incorporated into the charter, i.e., an individual other than one of our executive officers or employees or any other individual having a relationship which in the opinion of our board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (“Independent Director”).

•        Other skills and characteristics specifically identified and approved by the committee.

We believe that the nominees proposed for election as directors are willing to serve. Our board intends that the proxyholders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, in the event any nominee at the time of the election shall be unable or unwilling or shall otherwise be unavailable for election and as a consequence, other nominees shall be designated, those proxyholders or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

Director Independence.   Mr. Mooney, a member of our board, is an officer of Verizon Communications, Inc. (“Verizon”). Throughout 2006 and up through March 2007, Mr. Edgerton, a member of our board, was an officer of Verizon. In January 2006 Verizon acquired MCI, Inc. (“MCI”) including its ownership interest in us. In March 2007 Verizon sold all of its shares of Class B common stock constituting in excess of 5% of that class of outstanding Company stock. As of the Record Date, Verizon held securities of the Company only in the form of options to acquire less than 1% of our outstanding shares of Class A common stock. Mr. Brett, our Chairman of the Board, while in that capacity an officer under our Bylaws and responsible for the conduct of our board meetings and shareholder meetings when present, is considered by our board to have no greater influence on our affairs or authority to act on behalf of us than any of the non-executive directors on our board.

Our board believes each of its members satisfies that definition of an Independent Director, with the exception of Mr. Duncan who is an officer and employee of the Company. That is, in the case of all other board members, our board believes each of them is an individual having a relationship which does not interfere with the exercise of independent judgment in carrying out the member’s responsibilities to us.

Recommendation of Board.   Our board recommends to our shareholders a vote “FOR” the slate of three individuals, each as director in a position up for election at our annual meeting, i.e., a vote for proposal number 1 of the Proxy. This slate is as follows:

•       Scott M. Fisher.

•       William P. Glasgow.

•       James M. Schneider.

These nominees have been recommended by the Nominating and Corporate Governance Committee. Background and other information on the nominees are provided elsewhere in this Proxy Statement. See, “Governance of Company: Directors and Executive Officers.”

Article Amendments

Overview.   Our Board proposes the Article Amendments so that the Company may clearly issue or reissue its stocks in uncertificated form as well as certificated form. The Article Amendments revise Article IV by adding a new Section (j).

Direct Registration System.   On August 8, 2006 the Securities and Exchange Commission (“SEC”) granted approval of a proposed rule change by Nasdaq requiring securities listed on Nasdaq to be eligible to participate in a direct registration system (“Direct Registration System”). The new rule will be implemented as to the Company as of January 1, 2008. As of the Record Date, similar systems had been adopted by other securities exchanges including the New York Stock Exchange.

The Direct Registration System permits an investor’s ownership of securities to be recorded and maintained on the books of the issuer, or the issuer’s transfer agent, without the issuance of a physical stock certificate. In this instance, the shares are issued in uncertificated form. The system thereby allows an investor to establish through the issuer’s transfer agent a book-entry position on the issuer’s books and electronically to transfer the investor’s position between the transfer agent and a broker-dealer of the investor’s choice through a facility currently administered by the Depository Trust Company (“DTC”). Therefore, the Direct Registration System enables an investor to have securities registered in the investor’s name without having a certificate issued to the investor and to transfer electronically the investor’s securities to the investor’s broker-dealer in order to effect a transaction without risk and delays associated with the use of certificates.

In using the Direct Registration System, an investor retains rights associated with certificates. These rights include control of ownership and voting rights, without having responsibility for holding and safeguarding the certificates.

In its release on its proposed Direct Registration System, Nasdaq states the system should reduce the number of transactions in securities for which settlement is effected by physical delivery of certificates. The release further states that the system should thereby reduce risks, costs and delays associated with physical delivery of certificates. Under the Direct Registration System as initiated by Nasdaq, all listed securities of the issuer must be eligible to participate in the system. That is, the system applies to stock treatable in a book entry manner through DTC. For example, the system does not presently apply to restricted securities issued by the Company from time to time, and it does not apply to non-equity securities that are held in book-entry-only form.

The Nasdaq rule does not require issuers to participate in the system operated by DTC and does not mandate elimination of certificates. The rule does require that the listed securities must become eligible for the Direct Registration System. To be eligible, an issuer is required to use a transfer agent that meets DTC’s requirements for direct registered securities. Furthermore, under the rule, the transfer agent must instruct DTC to designate the issuer’s securities as direct registered eligible securities.

As a result, subject to applicable state law and an issuer’s governing documents, an investor could still elect to receive certificated securities should the issuer choose to make certificates available.

In adopting the rule, Nasdaq stated that it realized that certain issuers may require amendments to their governing documents, e.g., articles or bylaws, to be eligible to issue securities in uncertificated form. To allow sufficient time for any of these changes, Nasdaq chose to implement the new rule as of January 1, 2008 for securities of issuers already listed on Nasdaq.

Company’s Stock Status.   The Articles provide at Article IV, Section (a) for the issuance of Class A and Class B common stock and for the issuance of preferred stock. As of the Record Date, there were outstanding shares of Class A and Class B common stock, all in certificated form. As of that date, there were no outstanding shares of preferred stock.

The Company’s Class A common stock is listed on Nasdaq as a national market system stock. While the Company’s Class B common stock is not listed on Nasdaq, it is traded on a more limited basis in the over-the-counter market and is readily convertible into Class A common stock as provided in our Articles. The Company’s preferred stock is not, and has not when outstanding in the past been, listed on Nasdaq.

The Alaska Corporations Code, to which the Company is subject, provides that, unless a corporation’s articles or bylaws provide otherwise, the corporation may authorize issuance without certificates of some or all of its classes or series of shares. This provision applies to the Company’s Class A and Class B common stock, as well as its preferred stock.

Our Articles address the form of shares at Article IV, Section (g) in the limited context of conversion of Class B common stock to Class A common stock. Section (g) makes clear that delivery of such shares and their conversion into Class A shares are to be in the form of certificates. Our Articles are otherwise silent as to uncertificated securities. By implication, other shares, e.g., shares of Class A common stock and shares of preferred stock otherwise issued by the Company, are under the present Articles to be characterized in the form of certificates.

Our Bylaws address the form of shares of stock in terms of an interest evidenced by certificates. Our Bylaws are otherwise silent as to uncertificated securities.

We believe our present Articles and Bylaws, at best, prohibit the issuance or reissuance of Class B common stock in uncertificated form. Furthermore, we believe that neither our present Articles nor our present Bylaws provide clear authority for issuance or reissuance of shares of our common stock or preferred stock in uncertificated form.

Our Bylaws may be amended directly by our board to address the issuance of shares in uncertificated form. However, to do so and not make similar changes to our Articles would put our Bylaws in conflict with our Articles. In instances of such conflict, the provisions of the Articles take precedence and control. To amend our Articles requires approval of our shareholders in addition to approval of our board.

In summary, our present Articles and Bylaws do not allow us the flexibility to comply with the new Nasdaq rule and to become eligible for the Direct Registration System. In order for the Company to continue to have its Class A common stock listed on Nasdaq, the Company must obtain that eligibility. Adoption of the Article Amendments by our shareholders will allow the Company to pursue that eligibility and thereby maintain listing of its Class A common stock on Nasdaq.

Amendments.   The proposed new Article IV, Section (j) to our Articles clarifies that the Company may, in the sole discretion of our board, issue shares of its stock in certificated or uncertificated form in accordance with provisions of our Bylaws. Section (j) further provides that those Bylaw provisions are to include, but not be limited to, appropriate procedures to allow a shareholder to deliver to the Company uncertificated shares of Class B common stock, if any, for conversion to, and delivery to that shareholder of, Class A common stock under the current Section (g) of Article IV. The form of those shares of Class A common stock may be certificated or uncertificated depending upon which form as allowed by the board under our Bylaws at the time of the conversion.

As of the Record Date, our board had not adopted revisions to our Bylaws to accommodate issuance, reissuance or termination of issuance of shares of Company stock in certificated or uncertificated form. Once the Article Amendments are approved by the shareholders, filed with the State of Alaska and an amended certificate of incorporation is issued to the Company by the state, our board plans to proceed with adoption of appropriate revisions in accordance with the Article Amendments (“Proposed Bylaws”).

To provide clarity to our shareholders as to how our board proposes to implement the Article Amendments initially, we have prepared a draft of the Proposed Bylaws. However, the Proposed Bylaws have not been adopted and may, in the sole discretion of our board, be further revised subsequent to the annual meeting. The terms of the Proposed Bylaws material to the Articles Amendments are as follows.

The Proposed Bylaws set forth a procedure for continued issuance of our stock in certificated form or in uncertificated form. That is, the Proposed Bylaws, similar to the present Bylaws, set forth a procedure for the continued issuance of our stock in certificated form. However, the Proposed Bylaws also provide for issuance of our stock in uncertificated form.

The Proposed Bylaws require, as in the past, that shares of stock issued in certificated form be numbered, entered on the books of our Company as they are issued, certify the class and number of shares represented by the certificate and be in a form not inconsistent with our Articles and as our board prescribes, from time to time. The certificates are to be signed by our president or a vice president and by our secretary or an assistant secretary, and sealed with our corporate seal. The Proposed Bylaws set forth, as in the present Bylaws, other requirements as to signatures of a transfer agent, transfer clerk and registrar, if used in the issuance of certificates.

The Proposed Bylaws provide that shares of our common stock issued in uncertificated form are to be identified, issued, held and transferred, if at all, in a manner compatible with the requirements of the Direct Registration System. The Proposed Bylaws further provide, in the event our board mandates by resolution participation by our Company in the Direct Registration System, holders of shares subject to that system are to have the opportunity to participate in the system. However, those holders are not thereby required to convert their shares held in certificated form and to participate in that system until the certificates for those shares are surrendered to our Company.

Under the Proposed Bylaws, Company preferred stock held in uncertificated form is to be identified, issued, held and transferred, if at all, in a manner as established by the board by resolution. The Proposed Bylaws state specifically that the determination whether to issue, reissue or terminate issuance of stock in uncertificated or certificated form remains in the sole discretion of our board.

With regard to transfer of certificated stock, the Proposed Bylaws set forth a procedure similar to our present Bylaws. That is, in the event of surrender to the Company or its transfer agent of shares in certificated form duly endorsed or otherwise accompanied with appropriate authority to transfer, the Company is to issue a new certificate and record the transaction on its books.

The Proposed Bylaws provide, in the event of receipt of proper transfer instructions from the registered holder of stock in uncertificated form, that stock is to be cancelled and new equivalent stock is to be issued in uncertificated form. The Proposed Bylaws further provide that this transfer transaction is to be recorded upon the Company’s books or otherwise accounted for as our board directs. In this instance the transfer would also have to be accomplished in a manner compatible with the requirements of the Direct Registration System.

The Proposed Bylaws specifically address conversion of Class B common stock. As with the present Bylaws, they state, in the event a holder of certificated shares of Class B common stock gives notice to the Company requesting conversion of those shares, or a portion of them, into certificated shares of Class A common stock, the Company is to respond and otherwise take action as provided in, and the transaction is otherwise to be subject to the provisions of, Article IV, Section (g) of our Articles. That is, an equal amount of shares of Class A common stock is to be issued in certificated form, and the shares of Class B common stock are to be retired.

The Proposed Bylaws provide further, in the event a holder of uncertificated shares of Class B common stock gives written notice to the Company requesting conversion of those shares, or a portion of them, into shares of Class A common stock, the Company is to respond and otherwise take action as provided in, and the transaction is otherwise to be subject to the provisions of, Article IV, Sections (g) and (j) of our Articles as amended through the Article Amendments, with certain clarifications. These clarifications are as follows: (1) the delivery of the Class B common stock to the Company is to be in uncertificated form and consist of instructions and information required in accordance with the Direct Registration System; and (2) upon receipt of the uncertificated Class B common stock, instructions and required information, the Company is to cause issuance to the holder of the appropriate number of shares of Class A common stock in uncertificated form. However, in the event the Company is no longer participating in the Direct Registration System at the time of the holder’s conversion request, the Proposed Bylaws provide that the shares are to be converted to Class A common in certificated form.

Alaska law requires that, within a reasonable time after the issuance or transfer of shares in uncertificated form, the Company must send the shareholder a written statement giving certain information which would otherwise be required to be on shares in certificated form. These requirements have been included in the Proposed Bylaws and are as follows:

•       A statement that the Company is organized under the laws of the State of Alaska.

•       The name of the person to whom the uncertificated shares are issued.

•       The number and class of shares, and the designation of the series, if any, to which the uncertificated shares relate.

•       A summary statement that the Company will furnish to the shareholder, upon request and without charge, a full or summary statement of the designation, preferences, limitations, and relative rights of the shares of each class authorized and to be issued and, in the event the Company shall be authorized to issue preferred or special class in series, the variations in the relative rights and preferences between the shares of each series so far as they shall have been fixed and determined and the authority of the board to fix and determine the relative rights and preferences of subsequent series.

The provisions of our Bylaws and the Proposed Bylaws, once made, are, under our present Articles and Bylaws, subject to adoption by, and subsequent amendment by, our board in its sole discretion.

The Article Amendments will allow the Company to come into compliance with the new Nasdaq rule and allow the Company’s Nasdaq listed securities to be eligible for participation in the Direct Registration System. With such eligibility and with subsequent board action, if any, to allow the Company to participate in the Direct Registration System, a shareholder of ours will, with limited exception as previously described, be able, to have the shareholder’s shares registered in the shareholder’s name without having a certificate issued and to transfer electronically the shareholder’s shares to a broker-dealer in order to effect a transaction without risks and delays associated with use of certificates.

Shareholders holding such shares in the Direct Registration System retain rights under Alaska law associated with certificated shares. In addition to the above referenced required written statement regarding issued stock in uncertificated form, these rights include control of ownership and voting rights without having the responsibility of holding and safeguarding certificates.

Neither the Article Amendments nor the Proposed Bylaws require the Company or its board to act to allow shareholder participation in the Direct Registration System. However, including the Article Amendments as a part of our Articles and subsequently revising our Bylaws to comply with the Article Amendments, e.g., through the Proposed Bylaws, allows the Company to comply with the new Nasdaq rule and thereby to continue to have access to listing of its Class A common stock with Nasdaq. In the event our board subsequently shall act under the Proposed Bylaws or some variation on them to implement the Company’s participation in the Direct Registration System, our shareholders will be able to participate in the Direct Registration System.

We believe the Article Amendments are required to allow the Company, in part, to comply with the new Nasdaq rule as applied to our common stock and thus allow us to continue to list our stock on Nasdaq. The Article Amendments as applied to our common stock and preferred stock are allowed under the Alaska Corporation Act. While as of the Record Date we had no intent to issue preferred stock, we believe the flexibility of issuing preferred stock in uncertificated form is a useful addition to the methods by which management may in the future authorize capital stock offerings, if any.

Finally, we believe the Company’s continued access to listing of its Class A common stock on Nasdaq is an important element in identifying a market based value of that stock. We recommend adoption of the Article Amendments so that our Company stock is eligible for the Direct Registration System, and at least this prerequisite for that continued access to Nasdaq is satisfied.

Our board seeks approval of the Article Amendments by our shareholders.

Recommendation of Board.   Our board has passed a resolution expressly to adopt the Article Amendments and, with our shareholder approval of those amendments, to adopt restated Articles which incorporate those amendments. As a further step in the adoption of the Article Amendments, the following resolution will be offered at our 2007 annual meeting for consideration by our shareholders:

RESOLVED, that the shareholders of General Communication, Inc. (“Company”) hereby approve the amendments to Article IV establishing a new Section (j) of that article within the Restated Articles of Incorporation of General Communication, Inc., as adopted by the board of directors of the Company at its February 19, 2007 meeting and generally relating to authorization of issuance, reissuance, and termination of issuance of shares of the Company’s stock in certificated or uncertificated form.

Our board, through this Proxy Statement, recommends to our shareholders, a vote “FOR” the adoption of the proposed Article Amendments, i.e., a vote for item number 2 of the Proxy. A description of the voting rights of our shareholders on this proposal is set forth elsewhere in this section. See, “Company Annual Meeting: Voting Procedure—Voting Rights, Votes Required for Approval.”

Plan Amendments

Overview.   The proposed Plan Amendments increase the number of shares authorized and allocated to our Stock Option Plan by 2.5 million shares of our Class A common stock. The proposed Plan Amendments also revise the plan limitation on the option exercise price to allow deductibility of compensation expense to the Company under the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) recognized upon exercise of options under the Plan.

Deductibility of Compensation Expense.   Under Section 162(m) of the Internal Revenue Code, in the case of any publicly held corporation (such as the Company), no deduction is allowed under the code for applicable employee remuneration with respect to any covered employee to the extent that the remuneration for the taxable year with respect to that employee exceeds $1 million. The terms “covered employee” and “applicable employee remuneration” are defined in Section 162(m) along with several exceptions.

One of the exceptions provides that “applicable employee remuneration” does not include any remuneration payable solely on account of the attainment of one or more performance goals. However, in the context of the Company, the exception requires that the performance goals must be determined by the Compensation Committee where the committee is comprised solely of two or more outside directors. The exception further requires that the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to the Company’s shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of that remuneration. Finally, the exception requires that, before any payment of the remuneration, the Compensation Committee certifies that the performance goals and any other material terms are, in fact, satisfied. With shareholder approval of the Plan Amendments and in reliance upon Section 162(m) and other related provisions of the Internal Revenue Code, we believe we may in future years rely upon those provisions of the code to deduct remuneration in the form of applicable employee remuneration in those years without subsequent specific prior approval of our shareholders.

Plan.   We adopted our initial stock option plan in 1986. It has been subsequently amended from time to time and presently is our Stock Option Plan, i.e., our Amended and Restated 1986 Stock Option Plan. Under our Stock Option Plan, we are authorized to grant non-qualified options to purchase shares of Class A common stock to selected officers, directors and other employees of, and consultants or advisors to, the Company and its subsidiaries. These options are more specifically referred to as nonstatutory stock options or incentive stock options within Section 422 of the Internal Revenue Code. In addition, our Compensation Committee may under the Stock Option Plan grant restricted stock awards as further described below.

The number of shares of Class A common stock allocated to the Stock Option Plan is 13.2 million shares. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization. As of the Record Date, there were 5,580,606 shares subject to outstanding options under the Stock Option Plan, 63,060 share grants had been awarded, 7,081,169 shares had been issued upon the exercise of options under the plan and 475,165 shares remained available for additional grants under the plan.

Under our Stock Option Plan, the individuals administering the plan are to consist only of our board members, or solely of two or more “non-employee directors” as defined in federal securities regulation, or, in the context of implementing the provisions of Section 162(m) of the Internal Revenue Code, solely of two or more “outside directors” when options are granted to “covered employees” as those terms are defined in that section.

During 2006 and through the Record Date, our Stock Option Plan was administered by our Compensation Committee, the members of which are identified elsewhere in this Proxy Statement (“Compensation Committee”). See, “Governance of Company: Board and Committee Meetings.”

Under our Stock Option Plan, our key employees (including officers and directors who are employees) and non-employee directors of, and consultants or advisors to, us are eligible for option grants. The selection of optionees is made by our Compensation Committee.

Restricted stock awards granted under the Stock Option Plan may be subject to vesting conditions based upon service or performance criteria as the Compensation Committee may specify. These specifications may include attainment of one or more performance targets. Shares acquired pursuant to such an award may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock where the restrictions have not lapsed prior to the participant’s termination of service with us. Participants holding restricted stock will have the right to vote the shares and to receive dividends paid, if any. However, those dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Our Compensation Committee selects each grantee and the time of grant of an option or award and determines the terms of each grant, including the number of shares covered by each grant and the exercise price. In selecting a participant, as well as in determining these other terms and conditions of each grant, our Compensation Committee takes into consideration such factors as it deems, in its sole discretion, relevant in connection with accomplishing the purpose of the plan.

Under the Stock Option Plan, an option becomes vested and exercisable at such time or upon such event and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the plan is 10 years, provided that an incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation of the Company (“Ten Percent Shareholder”) must have a term not exceeding five years. Unless otherwise permitted by the Compensation Committee, an option generally remains exercisable for 30 days following the participant’s termination of service, with limited exception. The exception arises if service terminates as a result of the participant’s death or disability, in which case the option generally remains exercisable for 12 months. In any event, the option must be exercised no later than its expiration date.

In particular, under the present Stock Option Plan, the Compensation Committee may set an option exercise price at an amount below, above or at the market price for the corresponding stock. However, in the case of an incentive stock option granted to a Ten Percent Shareholder, the exercise price must equal at least 110% of the fair market value of the stock on the date of grant.

Our Compensation Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any option granted under the Stock Option Plan, waive any restrictions or conditions applicable to any option under the plan, and accelerate, continue, extend or defer the vesting of any option under the Plan. The Stock Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses incurred in connection with any legal action arising from that person’s action or failure to act in administering the plan. All grants of options under the Stock Option Plan are to be evidenced by a written agreement between the Company and the optionee specifying the terms and conditions of the grant.

Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending upon the cause of such termination. If an option expires or terminates, the shares subject to such option become available for subsequent grants under the Stock Option Plan.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to members of the optionholder’s immediate family, to the extent permitted by the Compensation Committee in its sole discretion.

Our Stock Option Plan provides that payment upon exercise of an option may be in the form of money or shares of our Class A common stock. If the optionee chooses the latter form of payment, the shares must have a fair market value not less than the exercise price. The plan further provides, notwithstanding other restrictions on transferability of options, that an optionee, with approval of our Compensation Committee, may transfer an option for no consideration to, or for the benefit of, the optionee’s immediate family. There is no restriction in the Stock Option Plan that an option granted under the plan must be held by the optionee for a minimum period of time.

Under our Stock Option Plan, our board’s authority to modify or amend the plan is subject to prior approval of our shareholders only in the cases of increasing the number of shares of our stock allocated to, and available and reserved for, issuance under the plan, changing the class of persons eligible to receive incentive stock options or where shareholder approval is required under applicable law, regulation or rule. One such law requiring shareholder approval before the Company may rely on it is Section 162(m) of the Internal Revenue Code.

Subject to these limitations, the Company may terminate or amend the Stock Option Plan at any time. However, no termination or amendment may affect any outstanding option or award unless expressly provided by the Compensation Committee. In any event, no termination or amendment of the plan may adversely affect an outstanding option or award without the consent of the participant unless necessary to comply with applicable law, regulation or rule.

With limited exception, no maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by a single optionee or by all optionees under our Stock Option Plan. At the 2002 annual meeting, our shareholders approved an amendment to the plan placing a limitation on accumulated grants of options of not more than 500,000 shares of Class A common stock per optionee per year. This limitation was made a part of the plan to enable us to take advantage of the provisions of Section 162(m) of the Internal Revenue Code should we choose to do so.

With this exception, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan.  Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

There were, as of the Record Date, 13 executive officers, including all of our Named Executive Officers (as defined elsewhere, see “Executive Compensation:  Summary Compensation Table”), no current directors (including their affiliated companies), who are not executive officers, and 309 other employees (including officers who are not executive officers), participating in the Stock Option Plan. This level of participation is out of a total of 13 eligible executive officers, 5 Named Executive Officers, 6 current directors who are not executive officers, and 1,274 employees (including officers who are not executive officers) of the Company. The plan has been in place for many years. Options under the plan are granted in the discretion of our Compensation Committee.

As of the Record Date, the closing sales price on Nasdaq was $14.59 per share for our Class A common stock.

The federal income tax consequences of a grantee’s participation in our Stock Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the options offered pursuant to the plan. We assume no responsibility in connection with the income tax liability of any grantee. Under the administration of the plan, grantees are urged to obtain competent professional advice regarding the applicability of federal, state, and local tax laws.

Options granted under our Stock Option Plan are characterized for federal income tax purposes as non-qualified stock options. Options are not actively traded on an established securities market. When granted, options under the plan will not have a readily ascertainable fair market value. Accordingly, an optionee will not be subject to federal income tax upon grant of that option. However, upon exercise of the option, the excess of the then fair market value of the shares purchased over the aggregate option exercise price for the shares constitutes ordinary income to the optionee, and that ordinary income is subject to federal income tax withholding by us.

In the case of a stock award, the award is taxable when it vests. When the award vests with one of our employees, we are required under the Internal Revenue Code to withhold an appropriate amount from the employee’s compensation for the income tax consequence of the transaction.

Upon resale of any shares acquired pursuant to the exercise of an option or acceptance of an award, the difference between the sale price and the grantee’s basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than 12 months at the date of their disposition. The grantee’s basis for determination of gain or loss upon any subsequent disposition of shares acquired with exercise of the option or acceptance of the award will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise.

Generally, there will be no federal income tax consequence to us upon the grant or termination of an option or an award under our Stock Option Plan or the sale or disposition of the shares acquired upon the exercise of the option or vesting of the award. However, upon the exercise of an option by the optionee, we are entitled to claim a deduction against our gross income, for federal income tax purposes, equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise, with two limitations. These limitations are that the cost to us of the options must constitute an ordinary and necessary business expense and that we must have satisfied our withholding obligations under the Internal Revenue Code.

Pending Options and Awards.   As of the Record Date, 475,165 shares of our Class A common stock not subject to option or award remained allocated to our Stock Option Plan. However, our Compensation Committee had granted options to purchase and awards for an additional 875,000 shares, each at an exercise price at the then fair market value following, and subject to, approval of the Plan Amendments by our shareholders. These pending options and awards (collectively, “Pending Options and Awards”) are allocated to our Named Executive Officers and others as follows:

Pending Options and Awards

	Dollar Value(1)($)		Number of Shares
Name and Position	Options	Awards	Options	Awards
Ronald A. Duncan	—	4,719,000	—	300,000
President and Chief Executive Officer
G. Wilson Hughes	1,423,500	786,500	150,000	50,000
Executive Vice President and General Manager
John M. Lowber	1,898,000	—	200,000	—
Senior Vice President, Chief Financial Officer, and Secretary/Treasurer
Dana L. Tindall	1,423,500	393,250	150,000	25,000
Senior Vice President—Legal, Regulatory and Governmental Affairs
Richard D. Westlund	—	—	—	—
Senior Vice President and General Manager, Network Access Services
All Current Executive Officers As a Group (13 Persons)	4,745,000	5,898,750	500,000	375,000
All Current Non-Executive Directors As a Group (6 Persons)	—	—	—	—
All Current Employees, including Non-Executive Officers As a Group (1,274 Persons)	4,745,000	5,898,750	500,000	375,000

(1)          Because granting of these options and awards is subject to shareholder approval of the increased allocation of shares of Class A common stock to the Stock Option Plan through the Plan Amendments, no exercise price had been set as of the Record Date. Similarly, issuance of stock pursuant to the awards is subject to that approval. Therefore, for purposes of this table the dollar value of shares of Class A common stock subject to these Pending Options and Awards is calculated based upon the closing price of that stock on Nasdaq as of December 31, 2006 and using the Black—Scholes—Merton calculation method.

With the exception of the anticipated grants of Pending Options and Awards, it is impossible to determine the benefits which may be received by, or allocated to, each of our Named Executive Officers or any other of our officers, directors or employees, directly or as a group, as a result of the Plan Amendments.

Securities Authorized for Issuance under Equity Compensation Plans.   The following table sets forth, as of the end of 2006, information on equity compensation plans approved by our shareholders and separately such plans not approved by our shareholders. The information is focused on outstanding options, warrants and rights, and so the only such plan is our Stock Option Plan as approved by our shareholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	5,867,158	8.22	474,115
Equity compensation plans not approved by security holders	150,000	6.50	—
Total:	6,017,158	8.18	474,115

Amendments.   The proposed Plan Amendments, in part, increase the number of shares authorized and allocated to our Stock Option Plan. The proposed Plan Amendments also, in part, restrict the present plan limitation on the option exercise price to allow higher Company employee compensation deductible limits under the Internal Revenue Code.

As of the Record Date, our Stock Option Plan had 13.2 million shares of our Class A common stock authorized and allocated to it, of which only 475,165 shares were available for granting of new options. The Plan Amendments increase the total number of shares allocated to our Stock Option Plan to 15.7 million shares of Class A common stock. As of the Record Date, the Plan Amendment would result in 2,100,165 shares of that stock being available for grant of new options and awards under the plan, including satisfaction of the Pending Options and Awards. We have, under our Articles, sufficient shares of Class A common stock authorized and unissued to satisfy the proposed increased allocation of common stock to our plan.

Under the Plan Amendments, the exercise price of an option granted under the Stock Option Plan is revised from an amount below, above or at the fair market value of the stock to an amount that is not less than that fair market value. As with the present Stock Option Plan, determination of that value under the plan as amended through the Plan Amendments will be made on the effective date of the grant of the option. However, in the context of an incentive stock option granted to a Ten Percent Shareholder, the exercise price per share remains, as under the present plan, at not less than 110% of the fair market value of that stock on the effective date of the grant option.

With inclusion of these Plan Amendments in the plan, the Company believes its Stock Option Plan becomes fully compliant with the requirements of Section 162(m) and other relevant provisions of the Internal Revenue Code. That is, the Company may deduct the full value of options or awards granted to a participant under the plan identified as performance based compensation.

Our Stock Option Plan provides for its continued existence for so long as our board believes the plan provides an incentive to our officers and employees and for so long as there remain shares of our Class A common stock allocated to the plan which are not subject to outstanding options. In the future, should our Stock Option Plan have no more shares of Class A common stock allocated to it, our board would have the choice of seeking approval from our shareholders for another allocation of shares to the plan, discontinuing further granting of options under the plan, or suspending or terminating the plan.

Our shareholders have shown their support of our Stock Option Plan in the past through approval of increased share allocations to the plan on several occasions. Most recently, at the 2004 annual meeting our shareholders approved an increase in the number of shares authorized and allocated to the plan in the amount of 2.5 million shares of Class A common stock.

Our board believes that the Stock Option Plan has proven to be useful and beneficial to us as a special incentive to our officers, non-employee directors, other key employees, and consultants, especially when we recruit and retain new personnel. It has provided a means for these persons to acquire an equity interest in us. We believe the plan thereby motivates superior performance by participants in it. The plan has been in operation for approximately 21 years. Our business expansion during the past several years has increased the number of persons to whom we may wish to grant options under the plan. For these reasons, our board believes that the allocation of shares to the plan must continue to increase so that we may continue to provide the special incentive of stock options to our expanded cadre of officers, non-employee directors, and key employees.

Recommendation of Board.   Our board has passed resolutions expressly adopting the Plan Amendments. As a further step in the adoption of the Plan Amendments, the following resolution will be offered at our annual meeting for consideration by our shareholders:

RESOLVED, that the shareholders of General Communication, Inc. (“Company”) hereby approve the amendment of the General Communication, Inc. Amended and Restated 1986 Stock Option Plan, as adopted by the board of directors of the Company at its February 19, 2007 meeting, increasing the number of shares authorized and allocated to the plan by 2.5 million shares for a total allocation of 15.7 million shares of Company Class A common stock, and the amendment of the plan, as adopted by the board at its April 27, 2007 meeting, revising the plan limitation on the option exercise price to allow deductibility of compensation expense recognized upon exercise of options under the plan.

Our board, through this Proxy Statement, recommends to our shareholders a vote “FOR” the adoption of the proposed Plan Amendments, i.e., proposal number 3 of the Proxy. A description of the voting rights of our shareholders on this proposal is set forth elsewhere in this section. See, “Company Annual Meeting: Voting Procedure—Voting Rights, Votes Required for Approval.”

Other Business

Other matters, beyond the election of directors, Article Amendments and Plan Amendments which may be addressed at our annual meeting consist of approval (but not the ratification) of the minutes of our past annual shareholder meeting held on June 26, 2006, matters incident to the conduct of our annual meeting, and other business as may properly come before our shareholders at that meeting. A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

While we were, as of the Record Date, unaware of other matters of business to come before the meeting, they could include election of a person to our board for which a bona fide nominee is named in this Proxy Statement and where that nominee is unable to serve or for good cause refuses to serve, and matters proposed by our shareholders for which we have not received timely notice. Our board intends to use discretionary voting authority given it under the Bylaws and in compliance with Rule 14a-4(c) adopted under the Securities Exchange Act of 1934, as amended (“Exchange Act”) should any of these matters come before our annual meeting.

Other than these matters, our board does not intend to bring business before our annual meeting and does not know of any other matter which anyone else proposes to present for action at our annual meeting. However, in the event any other matters shall properly come before our annual meeting, the persons named in the accompanying form Proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

GOVERNANCE OF COMPANY

Directors and Executive Officers

As of the Record Date, our board consisted of seven director positions, divided into three classes of directors serving staggered three-year terms.

A director on our board is elected at an annual meeting of shareholders and serves until the earlier of his or her resignation or removal, or his or her successor is elected and qualified. Our executive officers generally are appointed at our board’s first meeting after each annual meeting of shareholders and serve at the discretion of the board.

The following table sets forth certain information about our directors and executive officers as of the Record Date.

Name	Age	Position
Stephen M. Brett(1),(2),(3),(4)	66	Chairman, Director
Ronald A. Duncan(1),(3)	54	President, Chief Executive Officer and Director
John M. Lowber(5)	57	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer
G. Wilson Hughes	61	Executive Vice President and General Manager
William C. Behnke	49	Senior Vice President—Strategic Initiatives
Gina R. Borland	44	Vice President, Product Management—Voice and Messaging
Martin E. Cary	42	Vice President—General Manager, Managed Broadband Services
Gregory F. Chapados	49	Senior Vice President—Federal Affairs and Business Development
Richard P. Dowling	63	Senior Vice President—Corporate Development
Paul E. Landes	49	Vice President and General Manager, Consumer Services
Terry J. Nidiffer	56	Vice President, Product Management—Data and Entertainment
Gregory W. Pearce	44	Vice President and General Manager, Commercial Services
Dana L. Tindall	45	Senior Vice President—Legal, Regulatory and Governmental Affairs
Richard D. Westlund	63	Senior Vice President and General Manager, Network Access Services
Jerry A. Edgerton(1),(2),(4)	65	Director
Scott M. Fisher(1),(2),(4),(5)	41	Director
William P. Glasgow(1),(2),(3),(4), (5),(6)	48	Director
Stephen R. Mooney(1),(2),(3), (4),(6)	47	Director
James M. Schneider(1),(2),(4),(6)	54	Director

(1)          The present classification of our board is as follows: (1) Class I—Mr. Edgerton, whose present term expires at the time of our 2008 annual meeting; (2) Class II—Messrs. Brett, Duncan and Mooney whose present terms expire at the time of our 2009 annual meeting; and (3) Class III—Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of our present annual meeting.

(2)          Member of our Compensation Committee.

(3)          Member of our Executive Committee.

(4)          Member of our Nominating and Corporate Governance Committee.

(5)          Member of our Finance Committee.

(6)          Member of our Audit Committee.

Stephen M. Brett.   Mr. Brett has served as Chairman of our board since June 2005 and as a director on our board since January 2001. He has been of counsel to Sherman and Howard, a law firm, since January 2001. He served as Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000. His present term as a director on our board expires in 2009.

Ronald A. Duncan.   Mr. Duncan is a co-founder of the Company and has served as a director on our board since 1979. Mr. Duncan has served as our President and Chief Executive Officer since January 1989. His present term as director on the board expires in 2009.

John M. Lowber.   Mr. Lowber has served as our Chief Financial Officer since January 1987, as our Secretary and Treasurer since July 1988 and as our Senior Vice President since December 1989.

G. Wilson Hughes.   Mr. Hughes has served as our Executive Vice President and General Manager since June 1991.

William C. Behnke.   Mr. Behnke has served as our Senior Vice President—Strategic Initiatives since January 2001. Prior to that, he had served as our Senior Vice President—Marketing and Sales from January 1994.

Gina R. Borland.   Ms. Borland has served as our Vice President, Product Management—Voice and Messaging since September 2005. Prior to that, she had served as our Vice President-General Manager, Local Services beginning in January 2001. Prior to that, she was a member of our Corporate Development Department serving in various capacities generally involving business development from September 1996 through December 2000.

Martin E. Cary.   Mr. Cary has served as our Vice President—General Manager, Managed Broadband Services since September 2004. Prior to that Mr. Cary was our Vice President—Broadband Services from June 1999 to September 2004.

Gregory F. Chapados.   Mr. Chapados has served as our Senior Vice President—Federal Affairs & Business Development since June 2006. Prior to that Mr. Chapados was the Managing Director of Integrated Strategies Initiatives LLC from August 2004 to May 2006. Integrated Strategies was at the time a boutique investment bank serving middle-market companies in defense and other areas of federal contracting. Prior to that Mr. Chapados was the Managing Director of the investment bank, Hoak Breedlove Wesneski & Co. from February 1995 to July 2004.

Richard P. Dowling.   Mr. Dowling has served as our Senior Vice President—Corporate Development since December 1990.

Paul E. Landes.   Mr. Landes has served as our Vice President and General Manager, Consumer Services since September 2005. Prior to that, he was our Vice President—Marketing and Sales, Chief Marketing Officer beginning in 2002. Prior to that, he was our Vice President—Marketing from 1999 to 2002.

Terry J. Nidiffer.   Mr. Nidiffer has served as our Vice President, Product Management—Data and Entertainment since September 2005. Prior to that, he served as our Vice President—General Manager, Internet Services beginning in February 2000.

Gregory W. Pearce.   Mr. Pearce has served as our Vice President and General Manager, Commercial Services since September 2005. Prior to that, he was our Vice President /Director of Long Distance Products beginning in January 1998. Prior to that, Mr. Pearce served us in various engineering management functions beginning with his joining us in November 1990.

Dana L. Tindall.   Ms. Tindall has served as our Senior Vice President—Legal, Regulatory, and Governmental Affairs since January 1994.

Richard D. Westlund.   Mr. Westlund has served as our Senior Vice President and General Manager, Network Access Services since September 2005. Prior to that, he was our Vice President-General Manager, Long Distance and Wholesale Services beginning in January 2001. He was our Vice President—General Manager, Wholesale and Carrier Services from January 1999 through December 2000.

Jerry A. Edgerton.   Mr. Edgerton has served as a director on our board since June 2004. From April 2007 to the present, Mr. Edgerton has served as an advisor on matters affecting the telecommunications industry as well as the U.S. government. Prior to that from January 2006 to April 2007, he served as Group President of Verizon Federal. Prior to that, he had since November 1996 served as Senior Vice President—Government Markets for MCI Communications Corporation, an affiliate of MCI (later acquired by Verizon). His present term as a director on our board expires in 2008.

Scott M. Fisher.   Nominee. Mr. Fisher was appointed to our board in December 2005 to fill a vacancy caused by the retirement of his father (Donne F. Fisher) as former Chairman and a board member. He has since 1998 been a partner of Fisher Capital Partners, Ltd., a private equity and real estate investment company located in Denver, Colorado. Prior to that from June 1990 to April 1998, he was Vice President at The Bank of New York and BNY Capital Resources Corporation, an affiliate of The Bank of New York, where he worked in the corporate lending and commercial leasing departments. In 2006 Mr. Fisher temporarily served on our Audit Committee while Mr. Mooney recuperated from major surgery. His present term as director on our board expires in 2007.

William P. Glasgow.   Nominee. Mr. Glasgow has served as a director on our board since 1996. From 2005 to the present, Mr. Glasgow has been Chief Executive Officer of AmericanWay Education. From 1999 to December 2004, he was President/CEO of Security Broadband Corp. From 2000 to the present Mr. Glasgow has been President of Diamond Ventures, L.L.C., a Texas limited liability company and sole general partner of Prime II Management, L.P., and Prime II Investments, L.P., both of which are Delaware limited partnerships. Since 1996, he has been President of Prime II Management, Inc., a Delaware corporation, which was formerly the sole general partner of Prime II Management, L.P. His present term as a director on our board expires in 2007.

Stephen R. Mooney.   Mr. Mooney has served as a director on our board since January 1999. Since January 2006 he has served as Vice President, Business Development of VerizonBusiness. Prior to that, he had served as Vice President, Corporate Development and Treasury Services at MCI beginning in 2002. From 1999 to 2002, he was Vice President of WorldCom Ventures Fund, Inc. His present term as a director on our board expires in 2009.

James M. Schneider.   Nominee. Mr. Schneider has served as a director on our board since July 1994. He has been Chairman of Frontier Bancshares, Inc. since February 2007. Prior to that, Mr. Schneider had been Senior Vice President and Chief Financial Officer for Dell, Inc. from March 2000 to February 2007. Prior to that, he was Senior Vice President—Finance for Dell Computer Corporation from September 1998 to March 2000. He presently serves on the board of directors of, and is a member of the audit committee of, GAP, Inc. He also serves on the board of, and is a member of, the audit and management development and compensation committees of, Lockheed Martin Corporation. His present term as a director on our board expires in 2007.

Board and Committee Meetings

During 2006 and as of the Record Date, our board had the following committees:

•       Audit Committee.

•       Compensation Committee.

•       Executive Committee.

•       Finance Committee.

•       Nominating and Corporate Governance Committee.

Audit Committee.   Our Audit Committee is composed of Messrs. Glasgow, Mooney, and Schneider. All three of them are considered by our board to be Independent Directors. In addition, they are all considered by our board to be audit committee financial experts (“Audit Committee Financial Experts”). However, Mr. Fisher temporarily served on our Audit Committee while Mr. Mooney recuperated from major surgery. He also is considered by our board to be an Independent Director and an Audit Committee Financial Expert.

Our Audit Committee is governed by, and carries out its responsibilities under, the Audit Committee Charter, as adopted and amended from time to time by our board (“Audit Committee Charter”). The charter sets forth the purpose of the Audit Committee and its membership prerequisites, operating principles, relationship with the External Auditor, and primary responsibilities. A copy of our Audit Committee Charter is available to our shareholders on our Internet website: www.gci.com (click on “About GCI,” then click on “Corporate Governance,” and then click on “Audit Committee Charter”).

The Nasdaq corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual’s “financial sophistication.” This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board believes that Messrs. Glasgow, Mooney and Schneider, as Audit Committee Financial Experts, also meet the Nasdaq requirements for financial sophistication.

Under the SEC’s rules, an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

•       Understanding of generally accepted accounting principles and financial statements.

•       Ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves.

•       Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

•       Understanding of internal control over financial reporting.

•       Understanding of audit committee functions.

The Audit Committee Charter specifies how one may determine whether a person has acquired the attributes of an Audit Committee Financial Expert. They are one or more of the following:

•       Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involved the performance of similar functions.

•       Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

•       Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

•       Other relevant experience.

Our Audit Committee acts on behalf of our board and generally carries out specific duties including the following, all of which are described in detail in our Audit Committee Charter:

•       Independent Auditor Selection, Qualification—Is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our independent certified public accountants (“External Auditor”).

•       Financial Statements—Assists in our board’s oversight of integrity of the Company financial statements.

•       Financial Reports, Internal Control—Is directly responsible for oversight of the audit by the External Auditor of our financial reports and the reports on internal control.

•       Annual Reports—Prepares reports required to be included in our annual proxy statement. See, “Audit Committee Report.”

•       Complaints—Receives and responds to certain complaints relating to internal accounting controls, and auditing matters, confidential, anonymous submissions by our employees regarding questionable accounting or auditing matters, and certain alleged illegal acts or behavior-related conduct in violation of our Code of Business Conduct and Ethics (“Ethics Code”). See, “Code of Business Conduct and Ethics.”

•       External Auditor Disagreements—Resolves disagreements, if any, between our External Auditor and us regarding financial reporting.

•       Non-Audit Services—Reviews and pre-approves any non-audit services offered to us by our External Auditor (“Non-Audit Services”).

•       Attorney Reports—Addresses certain attorney reports, if any, relating to violation of securities law or fiduciary duty by one of our officers, directors, employees or agents.

•       Related Party Transactions—Reviews certain related party transactions as described elsewhere in this Proxy Statement. See, “Certain Transactions.”

•       Other—Carries out other assignments as designated by our board.

Our Audit Committee met 11 times during 2006. See, “Audit Committee Report.”

Compensation Committee.   Our Compensation Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, and Schneider. All six members are considered by our board to be Independent Directors.

Our board had not as of the Record Date adopted a charter for the Compensation Committee. However, consideration and determination of compensation of our executive officers and directors during 2006 was subject to processes and procedures carried out through our Compensation Committee (“Compensation Program”), the aspects of which are described elsewhere in this Proxy Statement. See, “Compensation Discussion and Analysis.”

Our Compensation Program sets forth the scope of authority of our Compensation Committee and requires the committee to carryout the following:

•       Review, on an annual basis, plans and targets for executive officer and board member compensation, if any—

•       Review is specifically to address expected performance and compensation of, and the criteria on which compensation is based for, the chief executive officer and such other of our executive officers as our board may designate for this purpose.

•       Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans—

•       Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

•       Report from time to time, its findings to our board.

•       Administer our Stock Option Plan and approve grants of options pursuant to the plan.

•       Monitor compensation-related publicity and public and private sector developments on executive compensation.

•       Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, our compensation policies, including but not limited to—

•       Comprehending a senior executive officer’s total compensation package.

•       Comprehending the package’s total cost to us and its total value to the recipient.

•       Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, historical loans made by us, special benefits to specific executive officers, individual pensions, and other retirement benefits.

•       Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation.

•       Strive to make our compensation plans simple, fair, and structured so as to maximize shareholder value.

In carrying out its duties, our Compensation Committee may accept for review and inclusion in its annual review with our board, recommendations from our chief executive officer as to expected performance and compensation of, and the criteria on which compensation is based for, executive officers other than the chief executive officer. However, our Compensation Committee, in being established as a committee of the board under our Bylaws, was not specifically authorized to delegate any of its duties to another person.

Our Compensation Committee met 2 times during 2006. See, “Executive Compensation: Compensation Committee Interlocks and Insider Participation” and “—Compensation Committee Report.”

Executive Committee.   Our Executive Committee is composed of Messrs. Brett, Duncan, Glasgow and Mooney. The committee was established by our board to manage and operate the affairs of the Company between our board meetings, except to the extent shareholder authorization is required by law, our Articles or our Bylaws. The Executive Committee has the power to perform or authorize any act that could be done or accomplished by majority action of all the directors of our board, except as set forth in our Bylaws. Those exceptions are responsibilities expressly reserved to our board by state law. Our Executive Committee did not meet during 2006.

Finance Committee.   Our Finance Committee is composed of Messrs. Fisher, Glasgow, and Lowber. It is responsible for reviewing our finance matters from time to time and providing guidance to our chief financial officer regarding these matters. The Finance Committee met once during 2006.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is composed of Messrs. Brett, Edgerton, Fisher, Glasgow, Mooney, and Schneider. All six members are considered by our board to be Independent Directors.

Our Nominating and Corporate Governance Committee is governed by, and carries out its responsibilities under, the Nominating and Corporate Governance Committee Charter. The charter sets forth the purpose of the Nominating and Corporate Governance Committee and its membership prerequisites, operating principles and primary responsibilities. A copy of the Nominating and Corporate Governance Committee Charter is available to our shareholders on our Internet website: www.gci.com (click on “About GCI,” then click on “Corporate Governance,” and then click on “Nominating and Corporate Governance Committee Charter”).

The Nominating and Corporate Governance Committee is principally responsible for carrying out the following, all of which are described in detail in the Nominating and Corporate Governance Committee Charter:

•       Nominations—Identifies and recommends nominees for our board and its committees.

•       Corporate Governance—Reviews and recommends to our board, or independently takes, action on various corporate governance issues.

•       Complaints—Receives and responds to certain complaints raised by our employees, and not otherwise addressed by our Audit Committee, regarding alleged illegal acts or behavior-related conduct by our board members in violation of our Ethics Code.

•       Supervision—Supervises our chief financial officer in the context of our Ethics Code.

•       Other—Carries out other assignments as designated by our board.

In addition to setting forth the purpose of the committee, as previously outlined, the Nominating and Corporate Governance Committee Charter establishes committee membership qualifications, terms, definition of Independent Director (same as that described in the previous discussion of our Audit Committee), and operating principles. In the context of its corporate governance responsibilities, our committee is to develop and recommend to our board, from time to time, a set of corporate governance principles applicable to us, and to review and recommend changes, if any, to our Ethics Code. In addition, the Nominating and Corporate Governance Committee is to review on an annual basis our board’s committee structure and recommend changes, if any, to it, establish criteria and processes for, and lead our board and each of its committees in, its annual performance self-evaluation. The committee is also to work with the chair of our Compensation Committee on issues of management objectives, evaluation of our chief executive officer, and management development and succession.

Our Nominating and Corporate Governance Committee met 2 times during 2006.

Board, Committee Attendance.   Our board held 5 meetings during 2006. All incumbent directors, as disclosed in this Proxy Statement, attended 75% or more of the meetings of our board and of committees of the board for which they individually were seated as directors, except for Mr. Mooney who underwent major surgery during the year.

Meetings of Independent Directors.   The Independent Directors seek to meet at least two times per year. The Independent Director meetings are held without any of our management directors or employees present. The presiding director at this meeting is the Chairman of the Board. During 2006, the Independent Directors met 3 times.

Director Compensation

The following table sets forth certain information concerning the cash and non-cash compensation earned by our directors (“Director Compensation Plan”), each for services as a director during our fiscal year 2006.

2006 Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Stephen M. Brett(4)	40,000	43,656	—	—	—	17,463	101,119
Jerry A. Edgerton	—	—	—	—	—	—	—
Scott M. Fisher	44,000	43,656	—	—	—	17,463	105,119
William P. Glasgow	51,000	43,656	—	—	—	17,463	112,119
Stephen R. Mooney	—	—	—	—	—	—	—
James M. Schneider	51,000	43,656	—	—	—	17,463	112,119

(1)           Compensation to Mr. Duncan as a director is described elsewhere in this proxy statement. See, “Executive Compensation” and “Compensation Discussion and Analysis.”

(2)           Except as noted in the table and as further described below, each director received a grant of awards of 3,330 shares of Company Class A common stock on June 1, 2006. The value of the shares on the date of grant was $13.11 per share, i.e., the closing price of the stock on Nasdaq on that date and as required in accordance with Financial Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”).

(3)           Includes tax reimbursement equivalent to 40% of the value of the shares issued as stock awards to cover federal income tax on the awards which vested on June 1, 2006.

(4)           As of December 31, 2006, Mr. Brett had fully vested options to acquire 25,000 shares of Class A common stock with an exercise price of $7.50 per share and an expiration date of February 6, 2007.

Our initial Director Compensation Plan was adopted in 2004 by our board to acknowledge and compensate, from time to time, directors on the board for ongoing dedicated service. Through June 30, 2006, compensation provided through this initial plan consisted of stipends in the form of cash and Company Class A common stock. The corresponding cash compensation consisted of $24,000 per year (prorated for days served and paid quarterly) plus $2,000 for each meeting attended either in person or telephonically. Effective July 1, 2006, the compensation amount in cash under our Director Compensation Plan changed. The plan now provides for $40,000 per year (prorated for days served and paid quarterly) plus $10,000 per year for each director serving on our Audit Committee. This version of the plan applied for the balance of 2006 and continued through the Record Date.

The stock compensation portion of our Director Compensation Plan consists of a grant of 3,330 shares to a director for each year of service, or a portion of a year of service. Grants are made and vest annually under the plan on June 1 of each year. For 2006, grants of awards were made under our Director Compensation Plan as of June 1, 2006. As of the Record Date, our board anticipated that grants of awards would be made under the plan as of June 1, 2007. Because the shares vest upon award, they are subject to taxation based upon the then fair market value of the vested shares. Accordingly, at the time of vesting in 2006, the Company made a supplemental payment equal to 40% of the value of the vested shares to each director in order to facilitate the payment by the director of the taxes that may result from the vesting of the shares. These supplemental payments were discontinued effective July 1, 2006.

Under our Director Compensation Plan, compensation is to be paid to those directors who are to receive the benefit individually, whether or not they are our employees. Because of their employment by Verizon and resultant inability under Verizon policy to receive compensation from us, neither Mr. Edgerton nor Mr. Mooney participated in our Director Compensation Plan during 2006.

Except for our Director Compensation Plan, during 2006 the directors on our board received no other direct compensation for serving on the board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of our board and its committees. The director fee structure as described in this section continued unchanged through the Record Date, except that Mr. Edgerton in no longer being an employee of, and no longer subject to the compensation policy of, Verizon may participate in the Director Compensation Plan.

Legal Proceedings

As of the Record Date, our board was unaware of any legal proceedings which may have occurred during the past five years in which one or more of our directors, director nominees or executive officers were a party adverse to us, or any legal proceeding which would be material to an evaluation of the ability or integrity of one or more of our directors or executive officers.

AUDIT COMMITTEE REPORT

Our Audit Committee has reviewed and discussed with management our audited financial statements for 2006. In addition, the committee has discussed with KPMG LLP, our External Auditor for that year, the matters required to be discussed by Statement of Accounting Standard 61. Those matters consisted of our External Auditor discussing with the committee the External Auditor’s judgment about the quality, not just acceptability, of our financial reporting.

Our Audit Committee has received a letter dated March 15, 2007 from KPMG LLP, as required by Independence Standards Board Standard No. 1, and discussed with those auditors their independence from us. The letter addressed all relationships with us that could affect KPMG LLP’s independence and stated that, as of March 15, 2007, KPMG LLP considered itself as independent accountants with respect to us under all relevant professional and regulatory standards. Our Audit Committee has concluded that the services provided by KPMG LLP, other than for the audit of our annual financial statement for 2006, the audit of our Stock Purchase Plan and reviews of financial statements included in our Forms 10-Q for that year, are compatible with maintaining KPMG’s independence regarding us and as our External Auditor.

Based upon these reviews and discussions, our Audit Committee has recommended to our board that the audited financial statements for 2006 should be included in our Annual Report on Form 10-K.

Audit Committee
James M. Schneider, Chair
William P. Glasgow
Stephen R. Mooney

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis addresses the material elements of our Compensation Program as applied to our chief executive officer, our chief financial officer, and to each of our three other most highly compensated executive officers other than the chief executive officer and chief financial officer who were serving as executive officers as of December 31, 2006. All five of these officers are identified in the Summary Compensation Table (“Named Executive Officers”). See, “Executive Compensation: Summary Compensation Table.”

Principles of the Compensation Program

Our Compensation Program is based upon the following principles (“Compensation Principles”):

•       Compensation is related to performance and must cause alignment of interests of executive officers with the long term interests of our shareholders.

•       Compensation targets must take into consideration competitive market conditions and provide incentives for superior performance by the Company.

•       Actual compensation must take into consideration the Company’s and the executive officer’s performance over the prior year and the long term, and the Company’s resources.

•       Compensation is based upon both qualitative and quantitative factors.

•       Compensation must enable the Company to attract and retain management necessary to cause the Company to succeed.

Process

Compensation Committee and Compensation Consultant Interaction.   Our Compensation Committee reviews annually and recommends to our board for approval the base salary, incentive and other compensation of the chief executive officer. These reviews are performed and recommendations are made in executive session that excludes all members of management. Board action on the recommendations is done by vote of our Independent Directors.

Our Compensation Committee further reviews annually and recommends to the board for approval the base salary, incentive and other compensation of our senior executive officers, including the Named Executive Officers. These reviews are performed and recommendations are made in executive session that excludes all members of management. The analyses and recommendations of the chief executive officer on these matters as relating to senior executive officers other than the chief executive officer may be considered by our Compensation Committee in its deliberations and recommendations to our board. Board action on the recommendations is done by vote of our Independent Directors.

Other elements of executive compensation and benefits as described in this section are also reviewed by our Compensation Committee on a regular basis.

In October 2005, our Compensation Committee selected, retained and commenced a process of working with Towers Perrin, an outside compensation consultant (“Compensation Consultant”). The Compensation Consultant reported directly to our Compensation Committee and assisted the committee in evaluating and analyzing the Compensation Program, its principles and objectives, and in evaluating and analyzing the specific compensation element recommendations presented by our chief executive officer.

Discussions on executive compensation and benefits made by the Compensation Committee have been guided by our Compensation Principles. The elements of compensation as described later in this section are believed by the Compensation Committee to be integral and necessary parts of the Compensation Program.

Our Compensation Committee has concluded the individual segments of each element of executive compensation continues generally to be consistent with one or more of our Compensation Principles and that the amount of compensation provided by the segment is reasonable, primarily based upon a comparison of the compensation amounts and segments we provide when compared to those offered by other similar companies in our industry and in our market.

Our process for determining executive compensation and benefits does not involve a precise and identifiable formula or link between each element and our Compensation Principles. However, it takes into consideration market practice and information provided by our Compensation Consultant and management. It is also the result of discussion among our Compensation Committee members and management. Ultimately it is based upon the judgment of our Compensation Committee.

We chose to include as an alternative in each agreement to allow the Company to elect to pay a portion of the compensation in the form of non-cash items, e.g., options, to limit the immediate cash outlay and at the same time allow us to provide an incentive to the officer to work hard toward the goal of making us successful in our marketplace. That is, as we prove successful in the marketplace, the investing public should see our publicly traded stock as more valuable, which in turn makes the stock subject to the options held by the officers more valuable when the options are exercised and the stock is issued.

The Compensation Committee will during 2007 perform a review of all elements of our Compensation Program.

Base salary and incentive stock targets were compared to amounts offered by a group of similar companies. The Company relative financial performance was reviewed in order to determine what a reasonable amount of compensation might be in relation to its peer group. The compensation peer group is principally made up of the following:

•       Publicly held companies in industries similar to our Company.

•       Companies with which our Company competes for executive talent.

•       Our Company’s direct business competitors.

•       Companies that compete with our Company for investment dollars.

The compensation peer group used in determining the reasonableness of our Compensation Program consisted of twenty companies as follows:

Alaska Communications Systems Group, Inc.	Covad Communications Group
FairPoint Communications, Inc.	Crown Media Holdings, Inc.
Insight Communications Co., Inc.	CT Communications, Inc.
Iowa Telecommunications Services, Inc.	Equinix, Inc.
Mediacom Communications Corp.	North Pittsburgh Systems, Inc.
Northrim BanCorp, Inc.	RCN Corp
Valor Communications Group, Inc.	SureWest Communications
Cincinnati Bell, Inc.	Talk America Holdings, Inc.
Commonwealth Telephone Enterprises, Inc.	Time Warner Telecom, Inc.
Consolidated Communications Holdings, Inc.	Xo Communications, Inc.

The results of this benchmark analysis were size-adjusted to take into consideration differences between the Company’s revenue size and that of the peer group companies. Individual levels of element compensation were generally targeted to be set within a range of between the 50th and 75th percentile, based upon the executive’s individual performance in the prior year relative to his or her peers, the executive’s future potential, and the scope of the executive’s responsibilities and experience. Input from the individual executives in terms of their expectation and requirements were considered as well.

We believe this method of setting compensation enables the Company to attract and retain individuals who are necessary to lead and manage the Company while enabling the Company to differentiate between executives and performance levels and responsibility. The comparison to other companies also allowed the Compensation Committee to determine the reasonableness of the balance between long-term incentive and annual compensation.

Based upon the initial information received from its Compensation Consultant, the Compensation Committee determined that, in general, compensation levels for the Company’s senior officers were lower when compared to officers of companies in our peer group having comparable financial performance. As a result, the Compensation Committee resolved to refine its analysis during 2006 and revisit the matter for 2007.

In establishing 2006 base salary and incentive compensation targets, the Compensation Committee, although it did review the information and, except for grants that vested over multiple years, did not believe it appropriate to take into account payments or compensation earned by executive officers as a result of options or awards granted in prior years.

Other compensation elements as discussed in this section were periodically reviewed to ensure that they continued to remain both competitive and reasonable based upon market survey data obtained from various sources at the time of review. While such data were typically not customized to the Company, they were used by our Compensation Committee as a guide for overall reasonableness and competitiveness of the benefits.

Elements of Compensation

Overview.   The elements of compensation in our Compensation Program were for 2006 and are for 2007 as follows:

•       Base Salary.

•       Incentive Compensation Bonus Plan (“Incentive Compensation Plan”).

•       Stock Option Plan.

•       Perquisites.

•       Retirement and Welfare Benefits.

There are no compensatory plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with any termination of employment or other working relationship of such an officer with us (including without limitation, resignation, severance, retirement or constructive termination of employment of the officer). Furthermore, there are no such plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with a change of control of us or a change in such an officer’s responsibilities to us.

Base Salary.   Effective January 1, 2006, based upon the process previously described in this section, the base salaries reported in the Summary Compensation Table (see, “Executive Compensation: Summary Compensation Table”) were approved by the Compensation Committee.

Mr. Duncan’s base salary reflects cash compensation of $345,000 per year until adjusted by the Compensation Committee. Mr. Duncan’s duties remained unchanged during 2006.

Mr. Hughes’ base salary reflects cash compensation of $200,000 per year, $225,000 credited to his Deferred Compensation Arrangement account with us, and amortization of the prepaid portion of a retention agreement with him in the amount of $37,500. Mr. Hughes’ compensation is subject to change by the Compensation Committee, and his duties remain unchanged during 2006.

Mr. Lowber’s base salary reflects cash compensation of $234,056 and $65,000 credited to his Deferred Compensation Arrangement account with us. Mr. Lowber’s compensation is subject to change by the Compensation Committee, and his duties have remained unchanged during 2006.

Ms. Tindall’s base salary reflects cash compensation of $300,000 per year, until adjusted by the Compensation Committee. Ms. Tindall’s duties remained unchanged during 2006.

Mr. Westlund’s base salary reflects cash compensation of $150,000 per year, $83,526 credited to his Deferred Compensation Arrangement account with us, and the vested portion of a prepaid retention agreement with us in the amount of $85,000 during 2006. Mr. Westlund’s compensation is subject to change by the Compensation Committee, and his duties remained unchanged during 2006.

Incentive Compensation Plan.   A portion of the Company’s compensation to each Named Executive Officer relates to, and is contingent upon, the officer’s performance and our financial performance and resources. This portion of compensation took the form of incentive bonus agreements with each of the Named Executive Officers pursuant to our Incentive Compensation Plan.

In early 2006, our Compensation Committee, using as a guide the Compensation Principles established compensation levels for 2006 for all senior corporate officers, including the Named Executive Officers. The specific level for a given officer and related terms for the program and the Incentive Compensation Plan were set forth in agreements between the Company and each officer.

The specific form and targeted amount of incentive compensation for a Named Executive Officer once adopted by the Compensation Committee as a part of the Compensation Program, was submitted to the board for approval. Thereafter, these matters were informally reviewed with the employee by our Chief Executive Officer.

The payout opportunities for our senior executive officers, including our Named Executive Officers are for each officer based upon subjective levels of achievement by the individual officer and are heavily influenced by the financial performance of the Company against its current year business plan. In general, if the plan is met and the individual performed as expected, the targeted amount of incentive compensation would be paid. From time to time, a special award may be made to an individual following an effort resulting in a significant benefit to the Company. Should the Company’s financial performance materially exceed its business plan, the Compensation Committee would take that into consideration in possibly increasing the amount of the bonus awarded for that year.

The Company has no specific policies for allocating between long-term and currently paid out compensation. The Compensation Committee attempts to strike an appropriate balance between available resources, the desires of the applicable employee, and a determination of reasonableness based upon an awareness of the competitive environment. This desire for balance also extends to the allocation between cash and non-cash compensation and among different forms of non-cash compensation. The Company has no specific policy in the context of long-term compensation for the basis for allocating compensation to each different form of award but strives to encourage management at an appropriate cost to the Company to focus on the long-term performance of the Company in order that management share in the Company’s success as well as participate in any downturns.

Compensation levels may be adjusted by the Compensation Committee based upon a number of factors including available Company resources, financial performance of the Company, an evaluation of the competitive marketplace, and the requirements of its key employees. Accounting and income tax treatments of compensation are considered by the Compensation Committee with the primary focus on ascertaining that taxable income to the recipients is deductible by the Company and the accounting treatment is consistent with the requirements of current accounting literature.

The Company has no requirements with respect to security ownership by its officers or directors, and it has no policies regarding hedging the economic risk of ownership of Company equity. Executive officers are invited to provide their input with respect to their compensation to the Compensation Committee primarily through our Chief Executive Officer.

A Named Executive Officer participating in the Compensation Program could, under terms of the corresponding Incentive Compensation Plan agreement with us and pursuant to our Deferred Compensation Plan, elect to defer a significant portion of that compensation. In this instance, the Named Executive Officer becomes our unsecured creditor. See within this section “Nonqualified Deferred Compensation.”

During 2006, all of our Named Executive Officers participated in the Incentive Compensation Plan. Our Compensation Committee determined that the performance requirements of the Incentive Compensation Plan had been met during 2006 and authorized payments pursuant to the plan and determined they would be made in cash. The committee authorized payments of $900,000 to Mr. Duncan, $62,500 to each of Mr. Hughes, Mr. Lowber and Ms. Tindall, and $435,327 to Mr. Westlund.

Stock Option Plan.   Options and awards, if granted to the Named Executive Officers, were granted pursuant to terms of our Stock Option Plan. In particular, the exercise price for options in each instance was identified as an amount within the trading range for our Class A common stock on Nasdaq on the day of the grant of the option. Options, if granted, were granted contemporaneously with the approval of the Compensation Committee, typically early in the year in question or late the previous year as described above. See, within this section, “—Elements of Compensation—Incentive Compensation Plan.” For further description of the plan, see “Company Annual Meeting: Plan Amendments.”

Perquisites.   The Company provides certain perquisites to its Named Executive Officers. The Compensation Committee believes these perquisites are reasonable and appropriate and consistent with our awareness of perquisites offered by similar publicly traded companies. The perquisites assist in attracting and retaining the Named Executive Officers and, in the case of certain perquisites, promote health, safety and efficiency of our Named Executive Officers. These perquisites are as follows:

•       Use of Company Leased Aircraft—The Company permits executive officers (including Named Executive Officers) to use aircraft leased by the Company for business travel in order to make more secure and efficient use of their travel time. The Company has also allowed its Named Executive Officers to use these aircraft for personal travel, in some cases with reimbursement to the Company of expenses for that use. Mr. Duncan has made use of the aircraft for personal travel, the value of which is included in the Summary Compensation Table. See, “Executive Compensation: Summary Compensation Table.”

•       Employee Quality Monitoring—As a provider of telecommunication services, the Company is in a position to make available goods and services to its employees and executive officers, including the Named Executive Officers, which assist them in carrying out their respective duties for the Company. In addition, the Company makes available to its employees and executive officers for their use and at no charge telecommunication goods and services offered directly by it or through vendors with whom the Company does business. These goods and services take the form of home telephone, internet, cable television services, and cell phone equipment and services. Each employee, including the executive officers, receives a credit of $100 per month against the cost of these services. Employees are expected to monitor the quality of the services provided by the Company and report any service related issues they may encounter. See, “Executive Compensation: Summary Compensation Table.”

•       Enhanced Long Term Disability Benefit—The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced long term disability benefit. This benefit provides a supplemental replacement income benefit of 60% of average monthly compensation capped at $10,000 per month. The normal replacement income benefit applying to other of our employees is capped at $5,000 per month.

•       Enhanced Short Term Disability Benefit—The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced short term disability benefit. This benefit provides a supplemental replacement income benefit of 66 2/3% of average monthly compensation, capped at $2,300 per week. The normal replacement income benefit applying to other of our employees is capped at $1,150 per week.

•       Miscellaneous—The Company provided miscellaneous other benefits to its Named Executive Officers including the following (see, “Executive Compensation: Summary Compensation Table—Components of ‘All Other Compensation”).

•        Success Sharing—An incentive program offered to all of our employees that shares 15% of the excess earnings before interest, taxes, depreciation, amortization and share based compensation expense over the highest previous year (“Success Sharing”).

•        Life Insurance—Offered to all of our employees and senior executive officers, including the Named Executive Officers, in the coverage amount of one times salary, capped at $100,000 with all premiums paid by us.

•        Additional Life Insurance—Provided to Mr. Westlund in addition to other life insurance provided to senior executive officers, generally.

•        Tax Reimbursement—Provided to Mr. Duncan, as one of our directors, on restricted stock awards granted to him under our Director Compensation Plan and provided to other employees and senior executive officers, including the Named Executive Officers, from time to time, on $100 longevity stock awards.

•        Board Fees—Provided to Mr. Duncan as one of our directors.

•        Forgiveness of Interest on a Loan—Provided to Mr. Lowber as a component of his compensation.

•        Reimbursement for Special Events—Provided to Mr. Hughes for a gathering of a group of Company executives to celebrate the achievement of a specific corporate performance target.

Retirement and Welfare Benefits—Stock Purchase Plan.   Named Executive Officers may, along with our employees generally, participate in our Stock Purchase Plan, i.e., our Qualified Employee Stock Purchase Plan, in which we may provide matching contributions in accordance with the terms of the plan.

We initially adopted our qualified employee stock purchase plan effective in January 1987. It has been subsequently amended from time to time and presently is our Stock Purchase Plan. The plan is qualified under Section 401 of the Internal Revenue Code. All of our employees (excluding employees subject to a collective bargaining agreement) who have completed at least one year of service are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 12% of such compensation for employees (those highly compensated earning more than $100,000 within the prior year) and up to 50% of such compensation for all others, both up to a maximum per employee of $15,500 for 2007. Employees may contribute up to an additional 10% of their compensation with after-tax dollars. Participants over the age of 50 may make additional elective deferral contributions to their accounts in the plan of up to $5,000 for 2007.

Subject to certain limitations, we may make matching contributions to the Stock Purchase Plan for the benefit of employees. Matching contributions will vest in accordance with a six-year schedule if the employee completes at least 1,000 hours of service in each year. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made.

Except for additional elective contributions made by participants over age 50, the combination of pre-tax elective contributions, after-tax contributions and our matching contributions for any employee cannot exceed $45,000 for 2007.

Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in common stock of the Company and shares of various identified mutual funds.

The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker, our Vice President and Chief Accounting Officer), and a committee which is appointed by our board. The plan administrator and members of the plan’s committee are all our employees. The plan’s committee has broad administrative discretion under the terms of the plan.

As of March 31, 2007, there remained 334,494 shares of Class A and 463,995 shares of Class B common stock allocated to the plan and available for issuance by us or otherwise acquisition by the plan for the benefit of participants in the plan.

—Deferred Compensation Program.   The Company provides to certain of our employees, including our executive officers and Named Executive Officers, opportunities to defer certain compensation under our nonqualified, unfunded, deferred compensation plan (“Deferred Compensation Plan”). In addition, we offer to each of certain of our executive officers and to each of our Named Executive Officers nonqualified, deferred compensation arrangements more specifically fashioned to the needs of the officer and us (“Deferred Compensation Arrangements”). Together, the Deferred Compensation Plan and Deferred Compensation Arrangements constitute our Deferred Compensation Program and is part of our Compensation Program. During 2006, none of our officers participated in the Deferred Compensation Plan. However, during 2006 and up and through the Record Date, six of our officers (including four of the Named Executive Officers) participated in Deferred Compensation Arrangements.

The Deferred Compensation Program enables these individuals to defer compensation in excess of limits that apply to qualified plans, like our Stock Purchase Plan and to pursue other income tax goals which they set for themselves. The Deferred Compensation Program is described in more detail elsewhere in this Proxy Statement. See, “Nonqualified Deferred Compensation.”

Based upon its review of our Deferred Compensation Program, our Compensation Committee concluded that the benefits provided under the program are both reasonable and an important tool in attracting and retaining executive officers, including that Named Executive Officers as well as other employees eligible to participate in the Stock Purchase Plan.

—Welfare Benefits.   With the exception of a special executive life insurance policy benefit as described below, the enhanced long term and short term disability benefits described previously, the Company provided to the Named Executive Officers the same health and welfare benefits provided generally to all other employees of the Company at the same general premium rates as charged to those employees. The cost of the health and welfare programs is subsidized by the Company for all eligible employees including the Named Executive Officers.

The Company, as part of its Deferred Compensation Arrangement with Mr. Westlund, provided an executive life insurance policy in the face amount of $1 million for him. The policy is a split-dollar endorsement arrangement, and the beneficiary on the policy is his spouse.

Performance Rewarded

Our Compensation Program is, in large part, designed to reward individual performance. What constitutes performance varies from officer to officer, depending upon the nature of the officer’s responsibilities. Consistent with the Compensation Program, the Company identified key business drivers and established defined targets related to those drivers for each Named Executive Officer. The targets were regularly reviewed by management, from time to time, and provided an immediate and clear picture of performance and enabled management to respond quickly to both potential problems as well as potential opportunities.

The Compensation Program also was used to establish and track corresponding applicable targets for individual management employees. At year end, the results from this program were factored in determining the level of payout for the personal performance portion of the annual incentive for Named Executive Officers.

In 2006 the Compensation Program was used in development of each Named Executive Officer’s individual performance goals and established incentive compensation targets. The Compensation Committee evaluated the performance of each of the executive officers and the financial performance of the Company and awarded incentive compensation as described above.

Timing of Equity Awards

Director Compensation Plan.   As a part of the Director Compensation Plan, we grant awards of our common stock to board members, including those persons who may be also serving as one or more of our executive officers. Mr. Duncan, a board member and Named Executive Officer, has been granted such awards in the past. These awards are made annually in June of each year in accordance with the terms of the Director Compensation Plan. The awards are made through our Stock Option Plan. See within this section, “—Elements of Compensation—Stock Option Plan.”

Incentive Compensation Plan.   As a part of our Compensation Program, from time to time, we grant stock options in our Class A common stock to our executive officers, including the Named Executive Officers. In particular, stock options are granted in conjunction with the agreements that we enter into with Named Executive Officers pursuant to our Incentive Compensation Program. The grants of such options are typically made early in the year at the time each agreement is entered into with the corresponding executive officer. All such options are granted through the Stock Option Plan. See within this section, “—Elements of Compensation—Incentive Compensation Plan” and “—Elements of Compensation—Stock Option Plan.”

Stock Option Plan.   As a part of our Compensation Program, from time to time, we grant stock options in our Class A common stock to our executive officers, including the Named Executive Officers, and to certain of our advisors. In the case of an executive officer, these options may be granted regardless of whether there is in place an agreement entered into with the officer under our Incentive Compensation Plan. In the case of a new hire and where we choose to grant options or awards, the grant may be done at the time of hire. The Stock Option Plan is silent as to limits on the exercise price. That is, the Compensation Committee may under the present plan set the exercise price above, below or at the average of the high and low price for our Class A common stock on Nasdaq or otherwise. However, we are through the Plan Amendments seeking shareholder approval of a revision to the plan to limit the setting of the exercise price. See, “Company Annual Meeting: Plan Amendments.” In all cases, regardless of the identify of the grantee, the timing, amount and other terms of the grant of options under our Stock Option Plan are determined in the sole discretion of our Compensation Committee. See within this section, “—Elements of Compensation—Stock Option Plan.”

In the event an executive level employee is hired or promoted during a year, that employee may be eligible to receive an equity option under the plans previously described in this section. Grants of options in this context may be made at the recommendation of management and only with action of the Compensation Committee.

Grant Policy, Past Practice.   In light of the grant timing process described above within this section, the Company does not believe a formal plan providing for coordination between the timing of annual and new hire equity grants and the release of material nonpublic information is necessary. Nonetheless, due to the recent public concern surrounding granting of stock options in American business, generally, the Compensation Committee has agreed to implement a new granting procedure that it expects will simplify, streamline, and reduce uncertainty as to the timing and pricing of stock option grants on a prospective basis.

The new procedure is as follows. Potential stock option grants will be accumulated until the last day of each of the following months: February, May, August, and November. Immediately following the end of the applicable month the potential grants will be reviewed and approved by the Stock Option Subcommittee of the Compensation Committee. All approved grants will be granted effective the first business day of the applicable month following the month identified above and will be priced at an amount not less than the market value at the close of trading on that date. The terms of the award will then be communicated immediately to the recipient.

The Company does not, and has not in the past, timed its release of material nonpublic information for purposes of affecting the value of equity compensation.

Tax and Accounting Treatment of Executive Compensation

In determining the amount and form of compensation granted to executive officers, including the Named Executive Officers, the Company takes into consideration both tax treatment and accounting treatment of the compensation. Tax and accounting treatment for various forms of compensation is subject to changes in, and changing interpretations of, applicable laws, regulations, rulings and other factors not within the Company’s control. As a result, tax and accounting treatment is only one of several factors that the Company takes into account in designing the previously described elements of compensation.

Summary

Both the Compensation Committee and the Company believe that the compensation paid to the Named Executive Officers under our Compensation Program is fair, reasonable, competitive and consistent with our Compensation Principles.

EXECUTIVE COMPENSATION

Summary Compensation Table

As of the Record Date, the Company did not have employment agreements with any of the Named Executive Officers. The following table summarizes total compensation paid or earned by each Named Executive Officer for fiscal year 2006. The process followed by the Compensation Committee in establishing total compensation for each Named Executive Officer as set forth in the table is described elsewhere in this Proxy Statement. See, “Compensation Discussion and Analysis.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Ronald A. Duncan(3) President and Chief Executive Officer	2006	345,000		900,000	43,656	308,713	—	97,661	1,695,030
G. Wilson Hughes Executive Vice President and General Manager	2006	461,459	(4)	65,500	100	230,219	21,471	33,429	812,178
John M. Lowber Senior Vice President, Chief Financial Officer and Secretary/ Treasurer	2006	296,888		65,500	—	321,147	—	31,981	715,516
Dana L. Tindall Senior Vice President— Legal, Regulatory and Governmental Affairs	2006	298,959		66,500	100	125,140	—	23,896	514,595
Richard D. Westlund Senior Vice President and Manager, Network Access Services	2006	318,526	(4)	435,327	—	106,912	2,162	30,549	893,476

(1)             Salary includes deferred compensation of $225,000, $65,000, and $83,526 for Messrs. Hughes, Lowber and Westlund, respectively.

(2)             See “Components of ‘All Other Compensation’” table displayed below for more detail.

(3)             Mr. Duncan received $107,119 in compensation relating to his service on our board including $46,000 in board fees, $43,656 in stock awards, and $17,463 in tax reimbursements on those stock awards.

(4)             Includes $37,500 for Mr. Hughes and $85,000 for Mr. Westlund, representing in each case the amount vested during 2006 pursuant to the terms of their respective prepaid retention agreements.

The amounts reported under the “All Other Compensation” column are comprised of the following:

Components of “All Other Compensation”

	Named Executive Officers
Item	Ronald A. Duncan ($)	G. Wilson Hughes ($)	John M. Lowber ($)	Dana L. Tindall ($)	Richard D. Westlund ($)
Stock Purchase Plan(1)	22,000	22,000	22,000	22,000	22,000
Employee Quality Monitoring(2)	1,200	1,200	1,200	1,200	1,200
Success Sharing(3)	—	579	579	579	579
Life Insurance(4)	138	396	258	90	396
Tax Reimbursement on Stock Awards(5)	17,463	27	—	27	—
Use of Company Leased Aircraft(6)	10,860	—	—	—	—
Miscellaneous(7)	46,000	9,227	7,944	—	6,374
Total	97,661	33,429	31,981	23,896	30,549

(1)          Amounts are contributions by us matching each employee’s contribution. Matching contributions by us under the Stock Purchase Plan are available to each of our full time employees with over one year of service. During 2006, the match was based upon the lesser of $22,000, 10% of the employee’s salary and the total of the employee’s pre-tax and post-tax contributions to the plan. See, “Compensation Discussion and Analysis: Elements of Compensation—Retirement and Welfare Benefits—Stock Purchase Plan.”

(2)          We provide all of our employees $100 worth of our Company services each month as a part of our employee quality monitoring program. See “Compensation Discussion and Analysis: Elements of Compensation—Perquisites.”

(3)          The previous highest year on which the Success Sharing was based was 2005. See, “Compensation Discussion and Analysis—Elements of Compensation—Perquisites.”

(4)          We provide life insurance to each of our employees in the amount of the employee’s salary, although the amount of the insurance coverage is capped at $100,000. See, “Compensation Discussion and Analysis: Elements of Compensation—Perquisites.”

(5)          Mr. Duncan’s reimbursement relates to stock awards received for services on our board. Mr. Hughes’ and Ms. Tindall’s reimbursements relate to their receipt of their respective awards of $100 in our stock for longevity of service under a program open to all of our employees.

(6)          Mr. Duncan had personal use of our aircraft during 2006 with an incremental cost of $10,860 to the Company.

(7)          Includes, for Mr. Duncan, board fees (for 2006, $46,000). Includes, for Mr. Hughes, an event (for 2006, valued at $9,227) hosted by him outside of Alaska for a gathering of a group of Company executives to celebrated the achievement of a specific corporate performance target. Includes, for Mr. Lowber, forgiveness (for 2006, valued at $7,944) of interest on a loan. See, Certain Transactions: Transactions with Related Persons—Indebtedness of Management.” Includes, for Mr. Westlund the taxable portion of changes in the value of his life insurance policy (for 2006, totaling $6,374). See, “Compensation Discussion and Analysis: Elements of Compensation—Perquisites.”

Grant of Plan-Based Awards Table

The following table displays specific information on grants of options and awards under our Compensation Program and, in addition, in the case of Mr. Duncan, our Director Compensation Plan, made to Named Executive Officers during 2006. We had no non-equity payouts during that year, and under our present Compensation Program we did not as of the Record Date contemplate having any such payouts for any of the Named Executive Officers pertaining to that year.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
		Threshold (#)	Target (#)		Maximum (#)	(#)	(#)
Ronald A. Duncan(2)	6/01/06	—	—		—	3,330	—	—	43,656
G. Wilson Hughes	7/01/06	—	—		—	8	—	—	100
John M. Lowber	—	—	—		—	—	—	—	—
Dana L. Tindall	1/01/06	—	—		—	9	—	—	100
Richard D. Westlund	1/01/06	—	—		—	—	60,000	11.50	341,250
	5/15/06	—	25,000	(3)	—	—	—	11.50	167,955

(1)             Determined as the closing price of the stock on Nasdaq on the date of grant and as required by FAS 123R.

(2)             Mr. Duncan’s stock award was granted pursuant to the terms of our Director Compensation Plan. See, “Governance of Company:  Director Compensation.”

(3)             Vesting is contingent on our adjusted EBITDA reaching a specified target amount in any year from 2007 and up to and including 2009.

Outstanding Equity Awards at Fiscal Year-End Table

The following table displays specific information on unexercised options, stock that has not vested and equity incentive plan awards for each of the Named Executive Officers and outstanding as of December 31, 2006. Because stock awards, if granted, immediately vest and are issued, there were no outstanding awards at the end of 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ronald A. Duncan	150,000	—	—	6.50	03/14/10
	150,000	100,000	—	8.40	06/24/14	(2)
	—	150,000	—	7.25	02/08/12	(3)
G. Wilson Hughes	100,000	100,000	—	7.25	02/08/12	(4)
	200,000	—	—	6.50	03/14/10
John M. Lowber	60,000	40,000	—	8.40	06/24/14	(3)
	100,000	100,000	—	7.25	02/08/12	(4)
	250,000	—	—	6.50	03/14/10
Dana L. Tindall	50,000	50,000	—	7.25	02/08/12	(4)
Richard D. Westlund	—	—	25,000	11.50	05/15/16	(5)
	—	60,000	—	11.50	01/01/16	(6)
	6,000	24,000	—	9.75	09/01/15
	50,000	—	—	7.00	01/25/11

(1)          Stock option awards generally vest over five years and expire ten years from grant date, except as noted in the footnotes below.

(2)          Options vest 20% per year, and the first vesting date occurred on December 4, 2004.

(3)          All options vested on February 8, 2007.

(4)          Options vested 50% on February 8, 2006 and 50% on February 8, 2007.

(5)          Options will fully vest on April 1, 2010 if our adjusted EBITDA reaches a set amount in any year from 2007 and up to and including 2009.

(6)          Options vest 25% per year, with the first vesting to occur on December 31, 2007.

Option Exercises and Stock Vested Table

The following table displays specific information on each exercise of stock options, stock appreciation rights, and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments on an aggregate basis, for each of the Named Executive Officers during 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Duncan(1)	100,000	884,000	3,330	43,636
G. Wilson Hughes	—	—	8	100
John M. Lowber	100,000	460,000	—	—
Dana L. Tindall	200,000	998,000	9	100
Richard D. Westlund	50,000	431,265	—	—

(1)          Mr. Duncan’s stock option exercises was made by a company which is wholly owned by him. His stock awards relate to his service as one of our directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of six members of our board as identified elsewhere in this Proxy Statement. All of these members served on the committee for all of 2006. See, “Governance of Company:  Board and Committee Meetings—Compensation Committee.”  The relationships of them to us are described elsewhere in this Proxy Statement. See, “Governance of Company:  Directors and Executive Officers”; “Ownership of Company”; and “Certain Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in our Annual Report and in this Proxy Statement.

Compensation Committee
Stephen M. Brett, Chair
Jerry A. Edgerton
Scott M. Fisher
William P. Glasgow
Stephen R. Mooney
James M. Schneider

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

We established our Deferred Compensation Plan in 1995 to provide a means by which certain of our employees may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in our Deferred Compensation Plan are determined by our board. We may, at our discretion, contribute matching deferrals in amounts as we select.

Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by us. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability of the participant, or change of control of us or our insolvency. Participants become our general unsecured creditors with respect to deferred compensation benefits of our Deferred Compensation Plan.

None of our Named Executive Officers participated in our Deferred Compensation Plan during 2006 and up through the Record Date.

Deferred Compensation Arrangements

We have, from time to time, entered into Deferred Compensation Arrangements with certain of our executive officers, including several of the Named Executive Officers. The status of these arrangements during 2006 is summarized for each of our Named Executive Officers in the following table and further descriptions of them are provided following the table.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Ronald A. Duncan	—	—	1,054,787	—	3,072,557
G. Wilson Hughes	125,000	100,000	201,240	—	2,239,136
John M. Lowber	65,000	—	64,144	—	1,000,810
Dana L. Tindall	—	—	—	—	—
Richard D. Westlund	—	83,526	219,983	—	892,085

Mr. Duncan’s Deferred Compensation Arrangement with us is comprised of 195,331 shares of our Class A common stock. The earnings on his account for 2006 relate to the increase in the price of the stock from $10.33 per share on December 31, 2005 to $15.73 per share on December 31, 2006. Pursuant to the terms of Mr. Duncan’s Deferred Compensation Arrangement, amounts owing (105,111 shares of Class A common stock) shall be paid in one lump sum as soon as practicable after the termination of Mr. Duncan’s employment. The remaining 90,220 shares will be distributed in ten equal annual installments beginning on the date of termination.

Mr. Hughes’ Deferred Compensation Arrangement with us consists of three components, i.e., consideration for agreeing to continue his employment by us in the past, a salary deferral plan, and consideration for agreeing to continue his employment by us in the future. In consideration for agreeing to continue his employment during 2003 and 2004, he was granted deferred compensation in the amount of $275,000 which accrues interest at the rate of 3% per year. This arrangement also allows Mr. Hughes’ personal use of property which we own on Lake Nerka in western Alaska for two weeks per year until the earlier of December 31, 2034 or the election by him to receive payment of his deferred compensation. As of December 31, 2006 and under this agreement, there was accrued $316,250, of which $8,250 had accrued during 2006. During 2006 and up through the Record Date, no personal use of the Property was made by Mr. Hughes or the other Named Executive Officers.

Mr. Hughes’ salary Deferred Compensation Arrangement with us earns interest at the rate of 10% per year based upon the balance at the beginning of the year plus new salary deferrals during the year. As of December 31, 2006 and under this plan, there were accrued $1,792,886, of which $125,000 in salary were deferred and $162,990 in interest were accrued. In consideration for agreeing to continue his employment from January 1, 2006 through December 31, 2009 and under a separate Deferred Compensation Arrangement with us, Mr. Hughes received a payment of $150,000 and was granted deferred compensation of $400,000 with interest at 7.5% per year. Under this Deferred Compensation Arrangement, the deferred portion of the compensation vests at the rate of $100,000 per year. As of December 31, 2006 and under this plan, there was accrued $130,000, of which $100,000 was vested for 2006 service and $30,000 was accrued for 2006 interest.

Mr. Hughes’ Deferred Compensation Arrangement provides that after five years employment, or at termination, he is entitled to receive the full amount owed in a lump sum, or in monthly installments paid over a ten-year period.

The remaining Deferred Compensation Arrangements are silent with respect to payment options. All of the Deferred Compensation Arrangements will be reviewed and, if necessary, modified during 2007 in order to comply with the new regulations under Section 409A of the Internal Revenue Code.

Mr. Lowber’s Deferred Compensation Arrangement with us consists of deferred salary which earns interest on the amounts deferred at 9% per year without compounding. As of December 31, 2006 and under this plan, there was accrued $1,000,810, of which $129,144 had accrued during 2006.

Mr. Westlund’s Deferred Compensation Arrangement with us consists of three components, i.e., a life insurance policy, a salary deferral plan (including a deferral of proceeds from a sale of shares of our stock), and consideration in two parts for agreeing to his continued employment by us. The life insurance policy has an annual premium payment of $37,251 which is paid by us. As of December 31, 2006 and under the policy, the cash surrender value of the policy was $208,124. Mr. Westlund’s salary deferral arrangement earns interest at the rate of 8% per year, based upon the balance at the beginning of the year. As of December 31, 2006 and under this arrangement, there was accrued $152,433, of which $141,142 in salary was deferred and $11,291 in interest was accrued.

A portion of Mr. Westlund’s Deferred Compensation Arrangement with us had been invested on his behalf by the Company in its common stock. At the request of Mr. Westlund, the Company purchased the shares on December 11, 2006 at a price of $15.05 per share. The shares were subsequently retired and Mr. Westlund’s account was credited with $473,608 on which interest is accrued at a rate of 8% per year.

In consideration for agreeing to continue his employment by us from January 1, 2006 through December 31, 2009, Mr. Westlund was granted deferred compensation of $225,000 with interest at 7.25% per year. Under this Deferred Compensation Arrangement, deferred compensation is to accrue in the amount of $37,500 in each of 2006 and 2007. The deferred compensation vests in equal amounts of $75,000 on each of December 31 of 2007, 2008 and 2009. As of December 31, 2006 and under this arrangement, there was accrued $42,938, $37,500 of which was for 2006 service and $5,438 for 2006 accrued interest. In consideration for agreeing to continue his employment by us from January 1, 2006 through December 31, 2010, Mr. Westlund was granted deferred compensation of $70,200 without interest. Under the Deferred Compensation Arrangement, the deferred compensation vests in the amounts of $8,775 per year on each of December 31, 2006 and 2007, and in the amount of $17,550 per year on December 31, 2008, 2009, and 2010. As of December 31, 2006 and under this arrangement, there was accrued $8,775, all of which was vested for 2006 service.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Ethics Code, i.e., our Code of Business Conduct and Ethics, was adopted by our board in 2003. It applies to all of our officers, directors and employees. The Ethics Code takes as its basis a set of business principles adopted by our board several years ago. It also builds upon the basic requirements for a code of ethics as required by federal securities law and rules adopted by the SEC.

Through our Ethics Code, we reaffirm our course of business conduct and ethics as based upon key values and characteristics and through adherence to a clear code of ethical conduct. Our Ethics Code promotes honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships of our employees. It also promotes full, fair, accurate, timely and understandable disclosure in our reports and documents filed with, or submitted to, the SEC and other public communications made by us. Our Ethics Code further promotes compliance with applicable governmental laws, rules and regulations, internal reporting of violations of the code to appropriate persons as identified in the code and accountability for adherence to the code.

A copy of our Ethics Code is displayed on our Internet website at www.gci.com (click on “About GCI,” then click on “Corporate Governance,” and then click on “Code of Business Conduct and Ethics”). Also, a copy of the Ethics Code may be obtained at no charge and upon written request to us at the following address:

ATTN: Secretary (Ethics Code)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

CERTAIN TRANSACTIONS

Transactions with Related Persons

Verizon.   As of the Record Date, we continued to have a significant business relationship with Verizon (since its acquisition of MCI in January 2006, and, prior to that, we had a similar relationship with MCI) including the following:

•       Under the Verizon Traffic Carriage Agreement, we agreed to terminate all Alaska-bound Verizon long distance traffic, to handle its toll-free 800 traffic originating in Alaska and terminating in the lower 49 states, its calling card customers when they are in Alaska, and its Alaska toll-free 800 traffic, and to provide data circuits to Verizon as required.

•       Under a separate Company Traffic Carriage Agreement, Verizon agrees to terminate certain of our long-distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii, to originate calls for our calling card customers when they are in the lower 49 states, to provide toll-free 800 service for our customer requirements outside of Alaska, and to provide certain Internet access services.

•       One of our directors (Mr. Mooney) is an officer and employee of Verizon and another one of our directors (Mr. Edgerton) was an officer and employee of Verizon during 2006 and up to March 2007. See, “Governance of Company: Directors and Executive Officers.”

•       In June 2000 we granted stock options to certain of our directors or the company for which each may have been employed (options to Mr. Mooney and another former director were granted to WorldCom Ventures, Inc., a previously wholly-owned indirect subsidiary of MCI). See, “Governance of Company: Director Compensation.”

On July 21, 2002, MCI and substantially all of its active U.S. subsidiaries on a combined basis, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On July 22, 2003 the United States Bankruptcy Court approved the settlement agreement for pre-petition amounts owed to us by MCI and affirmed all of our existing contracts with MCI. MCI emerged from bankruptcy protection on April 20, 2004. The remaining balance owed by MCI to us after this settlement was $11.1 million which we have used as a credit against amounts payable for services purchased from MCI. The full amount of that credit had been applied to those services as of February 2006.

Revenues attributed to the Verizon Traffic Carriage Agreement in 2006 were approximately $92.4 million or approximately 19.4% of total revenues. Payments by us to Verizon under the Company Traffic Carriage Agreement in 2006, including $0.4 million in the form of credits applied to our receivables from Verizon, were approximately $5.2 million or approximately 3.3% of total cost of sales and services. The Verizon Traffic Carriage Agreement provides for a term to December 2009.

Stanton Shareholdings, Registration Rights Agreement.   As of the Record Date and as a result of the sale by Verizon of all its shareholdings in our Class B common stock to John W. Stanton and Theresa E. Gillespie, husband and wife (collectively, “Stantons”), the Stantons are significant shareholders of that class of our stock. As of the Record Date, neither the Stantons nor the Stantons’ affiliates were our directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees. See, “Company Annual Meeting: Director Elections—Director Independence” and “Governance of Company: Directors and Executive Officers.”

We are a party to a registration rights agreement (“Registration Rights Agreement”) with the Stantons regarding all shares the Stantons hold in our Class B common stock. The basic terms of the Registration Rights Agreement are as follows. If we propose to register any of our securities under the Securities Act of 1933, as amended (“Securities Act”) for our own account or for the account of one or more of our shareholders, we must notify the Stantons of that intent. In addition, we must allow the Stantons an opportunity to include the holder’s shares (“Registerable Shares”) in that registration.

Under the Registration Rights Agreement, the Stantons also has the right, under certain circumstances, to require us to register all or any portion of the Stantons’ Registerable Shares under the Securities Act. The agreement is subject to certain limitations and restrictions, including our right to limit the number of Registerable Shares included in the registration. Generally, we are required to pay all registration expenses in connection with each registration of Registerable Shares pursuant to this agreement.

The Registration Rights Agreement specifically states we are not required to effect any registration on behalf of the Stantons regarding Registerable Shares if the request for registration covers an aggregate number of Registerable Shares having a market value of less that $1.5 million. The agreement further states we are not required to effect such a registration for the Stantons where we have at that point previously filed two registration statements with the SEC, or where the registration would require us to undergo an interim audit or prepare and file with the SEC sooner than otherwise required financial statements relating to the proposed transaction. Finally, the agreement states we are not required to effect such a registration when in the opinion of our legal counsel a registration is not required in order to permit resale under Rule 144 as adopted by the SEC pursuant to the Exchange Act.

The Registration Rights Agreement provides that the first demand for registration by the Stantons must be for no less than 15% of the total number of Registerable Shares. However, the Stantons may take the opportunity to require us to include the Registerable Shares as incidental to a registered offering proposed by us.

Duncan Leases.   We entered into a long-term capital lease agreement (“Duncan Lease”) in 1991 with a partnership in which Mr. Duncan held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan’s spouse. However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by us. The original Duncan Lease term was 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993.

As of the Record Date, the monthly payments were $21,532 per month on the Duncan Lease. It further provides that, should the property not be sold prior to the end of the tenth year of the lease, the partnership would pay to us the greater of one-half of the appreciated value of the property over $1,035,000, or $500,000. We received payment of $500,000 in the form of a note in February 2002. The property subject to the Duncan Lease was capitalized in 1991 at the partnership’s cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, “Annual Report.”

On September 11, 1997, we purchased, for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for our use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. In June 1999, we agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement. The lease was further amended in 2002 to increase the rental rate to $20,860 per month for the period October 1, 2003 through September 30, 2006, and to increase the rental rate to $21,532 per month for the period October 1, 2006 through September 30, 2011, the end of the base term.

In January 2001 we entered into an aircraft operating lease agreement with a company owned by Mr. Duncan. The lease agreement is month-to-month and may be terminated at any time upon 120 days written notice. Upon executing the lease agreement, the lessor was granted an option to purchase 250,000 shares of our Class A common stock at $6.50 per share. Of that amount, options for 100,000 shares were previously exercised and the remaining options for 150,000 shares were as of the Record Date fully exercisable. We paid a deposit of $1.5 million to the lessor in connection with the lease agreement. The deposit will be repaid to us upon the earlier of six months after the lease terminates or nine months after the date of a termination notice as provided in the lease agreement. Effective in January 2002 the lease payment was increased to $50,000 per month and the lessor agreed to repay the deposit upon termination of the lease. We agreed to allow the lessor, at its option, to repay the deposit with Company common stock, assuming such repayment did not violate any covenants in our credit facilities.

On February 25, 2005 we amended the aircraft operating lease agreement to accommodate the lessor’s purchase of a replacement aircraft. The amendment increases the monthly lease rate from $50,000 to $75,000 upon the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005. Prior to the earlier of the sale of the aircraft covered by the original lease agreement or May 25, 2005, we paid a monthly lease rate of $125,000. Other terms of the lease were not changed.

Indebtedness of Management.   Federal securities law prohibits public companies, e.g., the Company, from extending, maintaining or arranging credit to, for, or on behalf of its executive officers and directors. Loans made before July 29, 2002 are grandfathered, i.e., allowed to remain effective. However, material modifications of grandfathered loans are prohibited. Loans to the Named Executive Officers existing as of that date are subject to these provisions of the act and must be paid off in accordance with their terms.

A significant portion of the compensation paid to our executive officers is in the form of stock options. Because insider sales of our capital stock upon exercise of such options might have a negative impact on the price of our common stock, in the past our board had encouraged our executive officers not to exercise stock options and sell the underlying stock to meet personal financial requirements. We had instead extended loans to those executive officers. As of the Record Date, all loans had been repaid.

The largest aggregate principal amount of indebtedness owed by executive officers since the beginning of 2006 through the Record Date, and the amount of principal and accrued interest that remained outstanding as of the Record Date were as follows (executive officers not listed had no indebtedness to us during that period):

Name	Largest Aggregate Principal Amount Outstanding ($)	Principal Amount Outstanding as of Record Date ($)	Interest Amount Outstanding as of Record Date ($)
William C. Behnke	350,000	—	—
Richard P. Dowling	25,000	—	—
Ronald A. Duncan	3,280,459	—	—
G. Wilson Hughes	632,500	—	—
John M. Lowber	108,486	—	—

Mr. Duncan’s loans were made for his personal use and to exercise rights under stock option agreements. The loans accrued interest at the prime rate as published in the Wall Street Journal and were unsecured. Repayment installments in the amount of $750,000 were due and payable on each of December 31, 2006 and 2007, with the remaining balance due and payable on February 8, 2007, together with accrued interest. The loan agreement included a provision that allowed a $500,000 payment, which would otherwise have been due on December 31, 2002, to be extended to February 8, 2007 in exchange for a payment of $25,000. The payment date was extended in return for Mr. Duncan’s payment of $25,000 to us on December 31, 2002. The amounts due may be paid in either cash or stock. Payments in stock would be valued at the closing price of the stock on the date of payment. Payments in stock would be subject to the covenants in our credit facilities. As of December 31, 2006, a total of $1,716,712 in principal and $8,924 in interest were due. The notes were paid in full on February 2, 2007.

Mr. Hughes’ loans were made for his personal use and to exercise rights under stock option agreements with us. The loans accrued interest at our variable rate under our senior credit facility, were unsecured, and were due together with accrued interest through December 3, 2006. There were no remaining amounts due at December 31, 2006.

Mr. Behnke’s loans were made for his personal use and to exercise rights under stock option agreements with us. Mr. Behnke’s notes were secured by Class A common stock held by him. Mr. Behnke’s loans bore interest at our variable rate under our senior credit facility. The notes were due, together with accrued interest, in November and December 2006. There were no remaining amounts due at December 31, 2006.

The $25,000 owed by Mr. Dowling at the Record Date was unsecured, was payable in full on December 31, 2006 and bore interest at our variable rate under our senior credit facility. Principal of $25,000 and interest of $6,330 were owed at December 31, 2006 but paid in full in January 2007.

The loans to Mr. Lowber were made for his personal use and to exercise rights under stock option agreements with us. Notes in the principal amount of $46,819 bore interest at our variable rate under our senior credit facility, and the remaining principal amount of $61,667 bore interest at a rate of 6.49% per annum. So long as Mr. Lowber remained in our employ, the accrued interest on the $61,667 note was to be waived at the beginning of each year. The loans were unsecured and were due on June 30, 2006. There were no remaining amounts due at December 31, 2006.

Review Procedure for Transactions with Related Persons

The following describes our policies and procedures for the review, approval or ratification of transactions in which we are to be a participant and where the amount involved in each instance exceeds $120,000 and in which any related person had or is to have a direct or indirect material interest (“Related Transactions”). Here, we use the term “related person” to mean any person who is one of our directors, a nominee for director, an immediate family member of one of our directors or executive officers, any person who is a holder of five percent or more of a class of our common stock, or any immediate family member of such a holder.

A related person who is one of our officers, directors or employees (“Employee”) is subject to our Ethics Code. The Ethics Code requires the Employee to act in the best interest of the Company and to avoid situations which may conflict with this obligation. The code specifically provides that a conflict of interest occurs when an Employee’s private interest interferes in any way with our interest. In the event an Employee suspects such a conflict, or even an appearance of conflict, he or she is urged by the Ethics Code to report the matter to an appropriate authority. The Ethics Code, Nominating and Corporate Governance Committee Charter and the Audit Committee Charter define that authority as being our Chief Financial Officer, the Nominating and Corporate Governance Committee, the Audit Committee (in the context of suspected illegal or unethical behavior-related violations pertaining to accounting, or internal controls on accounting or audit matters), or the Employee’s supervisor within the Company, as the case may be.

The Ethics Code further provides that an Employee is prohibited from taking a personal interest in a business opportunity discovered through use of corporate position, information or property that properly belongs to us. The Ethics Code also provides that an Employee must not compete with, and in particular, must not use corporate position, information, or property for personal gain or to compete with, us.

The Ethics Code provides that any waiver of its provisions for our executive officers and directors may be made only by our board and must be promptly disclosed to our shareholders. This disclosure must include an identification of the person who received the waiver, the date of the grant of the waiver by our board, and a brief description of the circumstances and reasons under which it was given.

The Ethics Code is silent as to the treatment of immediate family members of our Employees, holders of five percent or more of a class of our stock, or the immediate family members of them. We consider such Related Transactions with such persons on a case-by-case basis, if at all, by analogy to existing procedures as above described pertaining to our Employees.

During 2006 and for the period in 2007 up through the Record Date, there were no Related Transactions. The leases described previously were entered into prior to the establishment of the Ethics Code.

OWNERSHIP OF COMPANY

Principal Shareholders

The following table sets forth, as of the Record Date (unless otherwise noted), certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by each of the following:

•       Each person known by us to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock.

•       Each of our directors.

•       Each of the Named Executive Officers.

•       All of our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished to us by the respective shareholders.

Names of Beneficial Owner(1)	Title of Class(2)	Amount and Nature of Beneficial Ownership (#)		% of Class	% of Total Shares Outstanding (Class A & B)(2)	% Combined Voting Power (Class A & B)(2)
Stephen M. Brett	Class A	34,990	(3)	*	*	*
	Class B	—		—
Ronald A. Duncan	Class A	1,245,758	(3),(4)	2.5	3.2	7.0
	Class B	460,009	(4)	14.1
Jerry A. Edgerton	Class A	—		—	—	—
	Class B	—		—
Scott M. Fisher	Class A	97,602	(3),(5)	*	*	5.4
	Class B	437,688	(5)	13.4
William P. Glasglow	Class A	59,934	(3),(6)	*	*	*
	Class B	—		—
G. Wilson Hughes	Class A	832,528	(7)	1.7	1.5	1.0
	Class B	2,724	(7)	*
John M. Lowber	Class A	516,017	(8)	1.0	*	*
	Class B	6,256	(8)	*
Stephen R. Mooney	Class A	—		—	—	—
	Class B	—		—
James M. Schneider	Class A	31,390	(3)	*	*	*
	Class B	—		—
Dana L. Tindall	Class A	114,656	(9)	*	*	*
	Class B	3,801	(9)	*
Richard D. Westlund	Class A	65,614	(10)	*	*	*
	Class B	3,589	(10)	*
Barclays Global Investors	Class A	2,551,980	(11)	5.1	4.8	3.1
45 Fremont Street	Class B	—		—
San Francisco, CA 94105
GCI Qualified Employee
Stock Purchase Plan	Class A	3,875,564	(12)	7.7	7.4	5.7
2550 Denali St., Ste. 1000	Class B	81,893	(12)	2.5
Anchorage, AK 99503
Gary Magness	Class A	137,321		*	1.1	5.4
c/o Raymond L. Sutton, Jr.	Class B	434,599		13.3
303 East 17th Ave., Ste 1100
Denver, CO 80203-1264
John W. Stanton and
Theresa E. Gillespie	Class A	—		—	2.4	15.4
155 108th Avenue., N.E.,	Class B	1,275,791	(13)	39.2
Suite 450
Bellevue, WA 98004

State Teachers
Retirement System of Ohio	Class A	2,586,618	(11)	5.1	4.8	3.1
275 East Broad Street	Class B	—		—	—
Columbus, OH 43215
Robert M. Walp	Class A	140,100	(14)	*	*	2.6
804 P Street, Apt. 4	Class B	202,408	(14)	6.2
Anchorage, AK 99501
Wellington Management	Class A	4,743,500	(11)	9.4	8.8	5.7
75 State Street	Class B	—		—
Boston, MA 02109
Westport Asset
Management, Inc.	Class A	2,795,828	(11)	5.6	5.2	3.4
253 Riverside Avenue	Class B	—		—
Westport, CT 06880
All Directors and Executive
Officers As a Group	Class A	4,255,557	(15)	8.4	9.4	16.7
(19 Persons)	Class B	993,857	(15)	30.5

                 *   Represents beneficial ownership of less than 1% of the corresponding class or series stock.

       (1)   Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of our stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table. Addresses are provided only for persons other than management who own beneficially more than 5% of the outstanding shares of Class A or B common stock.

       (2)   “Title of Class” includes our Class A common stock and Class B common stock. “Amount and Nature of Beneficial Ownership” and “% of Class” are given for each class of stock. “% of Total Shares Outstanding” and “% Combined Voting Power” are given for the combination of outstanding Class A common stock and Class B common stock, and the voting power for Class B common stock (10 votes per share) is factored into the calculation of that combined voting power.

       (3)   Includes 3,330 shares of our Class A common stock granted to each of those persons pursuant to the Director Compensation Plan for services performed during 2006.

       (4)   Includes 139,479 shares of Class A common stock and 6,258 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan as of December 31, 2006. Includes 300,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Duncan which he has the right to acquire within 60 days of the Record Date by exercise of the stock options. Does not include 195,331 shares of Class A common stock held by us in treasury pursuant to deferred compensation agreements with us. Does not include 35,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Ms. Miller is Mr. Duncan’s daughter, and Mr. Duncan disclaims beneficial ownership of the shares. Does not include 27,760 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan’s wife, of which Mr. Duncan disclaims beneficial ownership. Includes 150,000 shares of

Class A common stock which a company owned by Mr. Duncan has the right to acquire within 60 days of the Record Date by the exercise of stock options.

       (5)   Includes 87,512 shares of Class A and 437,688 shares of Class B common stock owned by Fisher Capital Partners, Ltd. of which Mr. Fisher is a partner.

       (6)   Does not include 158 shares owned by a daughter of Mr. Glasgow. Mr. Glasgow disclaims any beneficial ownership of the shares held by this entity or by his daughter.

       (7)   Includes 400,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 74,780 shares of Class A common stock and 2,724 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan, as of December 31, 2006. See, “Executive Compensation: Summary Compensation Table.”

       (8)   Includes 410,000 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 26,694 shares of Class A common stock and 5,986 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan, as of December 31, 2006.

       (9)   Includes 100,000 shares which Ms. Tindall has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 14,375 shares of Class A common stock and 3,801 shares of Class B common stock allocated to Ms. Tindall under the Stock Purchase Plan, as of December 31, 2006.

(10)   Includes 56,000 shares of Class A common stock which Mr. Westlund has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 9,533 shares of Class A common stock and 3,589 shares of Class B common stock allocated to Mr. Westlund under the Stock Purchase Plan as of December 31, 2006.

(11)   Balance as of December 31, 2006.

(12)   Balance as of March 31, 2007.

(13)   As of March 5, 2007.

(14)   Includes 18,128 shares of Class A common stock and 515 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan. Includes 27,170 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

(15)   Includes 2,366,468 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 405,573 shares of Class A common stock and 28,120 shares of Class B common stock allocated to such persons under the Stock Purchase Plan.

Changes in Control

Pledged Assets and Securities.   Our obligations under our credit facilities are secured by substantially all of our assets. Should there be a default by us under such agreements, our lenders could gain control of our assets. We have been at all times since January 1, 2006 and up through the Record Date, in compliance with all material terms of these credit facilities. These obligations and pledges are further described in our Annual Report. See, “Annual Report.”

Senior Notes.   In February 2004 GCI, Inc., our wholly-owned subsidiary, sold $250 million in aggregate principal amount of senior debt securities, and in December 2004 GCI, Inc. sold an additional $70 million in similar debt securities, with the full complement of $320 million due in 2014 (“Senior Notes”). The net proceeds from the Senior Notes were used to repay our then existing $180 million in senior notes, to repay term and revolving portions of our senior credit facility totaling $53.8 million, to repurchase equity from Verizon (at the time of repurchase, MCI), and for other of our ongoing operations.

The Senior Notes are subject to the terms of an indenture (“Indenture”) entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest. The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2009. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all of our direct or indirect subsidiaries, with the exception of the unrestricted subsidiaries, none of which existed as of the Record Date. Under the terms of the Indenture an unrestricted subsidiary is a subsidiary of GCI, Inc. so designated from time to time in accordance with procedures as set forth in the Indenture.

We and GCI, Inc. have since the issuance of the Senior Notes and up through the Record Date, been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2006, eight of our officers (Ms. Borland and Messrs. Cary, Dowling, Landes, Nidiffer, Pearce, Walker and Westlund) inadvertently failed to file with the SEC a Form 4 (Change in Beneficial Ownership Report) on a timely basis as required under Section 16(a) of the Exchange Act. That is, they failed to file Form 4 on a due date of May 25, 2006, with the exception of Mr. Dowling’s transaction which was due on February 20, 2006, but in all cases filings were made on June 2, 2006.

LITIGATION AND REGULATORY MATTERS

We were, as of the Record Date, involved in several administrative and civil action matters primarily related to our telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in our Annual Report. See, “Annual Report.”

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Overview

Our Audit Committee has retained KPMG LLP as our External Auditor, i.e., independent certified public accountants for us, during 2006. It is anticipated that the Audit Committee will appoint KPMG LLP as our External Auditor for 2007. A representative of KPMG LLP is expected to be present at our annual meeting. The representative will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

We have established as policy, through the adoption of the Audit Committee Charter that, before our External Auditor is engaged by us to render audit services, the engagement must be approved by the Audit Committee.

While our Audit Committee may, in the alternative, establish specific additional pre-approval policies and procedures to be followed in selection and engagement of an External Auditor and which are detailed as to the particular service, require that the Audit Committee is informed of each service and require that such policies and procedures do not include delegation of the committee’s responsibilities under the Exchange Act to our management, the committee has not established such alternative to its direct pre-approval of our External Auditor.

Our pre-approval policies and procedures with respect to Non-Audit Services include as a part of the Audit Committee Charter that the Audit Committee may choose any of the following options for approving such services:

•       Full Audit Committee—The full Audit Committee can consider each Non-Audit Service.

•       Designee—The Audit Committee can designate one of its members to approve a Non-Audit Service, with that member reporting approvals to the full committee.

•       Pre-Approval of Categories—The Audit Committee can pre-approve categories of Non-Audit Services. Should this option be chosen, the categories must be specific enough to ensure both of the following—

•        The Audit Committee knows exactly what it is approving and can determine the effect of such approval on auditor independence.

•        Management will not find it necessary to decide whether a specific service falls within a category of pre-approved Non-Audit Service.

The Audit Committee’s pre-approval of Non-Audit Services may be waived under specific provisions of the Audit Committee Charter. The prerequisites for waiver are as follows: (1) the aggregate amount of all Non-Audit Services constitutes not more than 5% of the total amount of revenue paid by us to the External Auditor during the fiscal year in which those services are provided; (2) the service is originally thought to be a part of an audit by our External Auditor; (3) the service turns out to be a Non-Audit Service; and (4) the service is promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the committee or by one or more members of the committee who are members of our board to whom authority to grant such approvals has been delegated by the committee.

During 2006, there were no waivers of our Audit Committee pre-approval policy.

Fees and Services

KPMG LLP has, as our External Auditor, provided certain audit, audit-related, and tax services. The aggregate fees billed in each of these categories for each of the past two fiscal years are as follows:

•       Audit Fees—Were $593,950 and $672,700 for 2006 and 2005, respectively. Included in this category are fees for our annual financial statement audit, quarterly financial statement reviews, and reviews of other filings by us with the SEC.

•       Audit-Related Fees—Were $14,000 and $13,500 for 2006 and 2005, respectively. Included in this category are fees for the audit of the Stock Purchase Plan and review of the related annual report on Form 11-K filed with the SEC.

•       Tax Fees—Were $22,350 and $30,520 for 2006 and 2005, respectively. Included in this category are fees for review of our state and federal income tax returns and consultation on various tax matters.

•       All Other Fees—None for 2006 and 2005.

All of the services described above were approved in conformity with the Audit Committee’s pre-approved policy.

ANNUAL REPORT

The Annual Report to our shareholders in the form of Form 10-K for 2006 is enclosed with this Proxy Statement, subject to the delivery provisions described elsewhere in this Proxy Statement. See, “Company Annual Meeting: Voting Procedure—Delivery.” In addition, our Internet website provides a link to the SEC website containing copies of our filings with the SEC, including our Annual Report, recent quarterly reports on Form 10-Q and current reports on Form 8-K.

SHAREHOLDER COMMUNICATIONS

Our board follows a process of open communication with our shareholders. We file various reports with the SEC and issue public releases to the media through our board, from time to time, on matters relating to our business and our shareholders.

In addition, our shareholders are encouraged to contact our board with their questions, concerns, and comments. This communication can most efficiently be accomplished by writing to our board, generally, or to specific board members, individually, at the following mailing address:

ATTN: Secretary (Shareholder—Board Communication)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

A copy of each shareholder communication will be forwarded to all members of our board within no more than five business days of receipt. In the event a shareholder communication shall be to one or more but not all of our board members, copies of it shall be distributed to all board members for their review or information, as the case may be. Each shareholder communication must include the shareholder’s full name and address as they appear in our records, as well as an identification of the number of shares registered or beneficially owned by the shareholder. Our board may, in its sole discretion, not respond to a shareholder communication not containing this information.

As a part of its open communication policy with our shareholders, our board encourages shareholders to attend annual and special, if any, shareholder meetings and to voice their questions, concerns and comments to management and the board. A portion of each such meeting is set aside for such dialogue. Our board members are encouraged to attend annual shareholder meetings to respond directly to shareholder inquiries. Because of scheduling conflicts, health issues and travel disruptions and selection of board members having requisite skills and characteristics to promote our business but residing outside of Alaska, only four of our seven board members (Messrs. Brett, Duncan, Edgerton and Fisher) were present at the 2006 annual shareholder meeting.

FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

Proposals

Certain matters are required to be considered at an annual meeting of our shareholders, e.g., the election of directors. In addition, from time to time, our board may wish to submit to those shareholders other matters for consideration. Furthermore, our shareholders may be asked to consider and take action on a proposal of business submitted by other of our shareholders who are not members of management and where the proposal covers a matter deemed proper under SEC rules and applicable state law.

Under our Bylaws, should one or more of our shareholders wish to have a proposal of business included in management’s proxy statement and form proxy for our 2008 annual meeting of shareholders, the proposal must be received by us at the following address not earlier than December 15, 2007 and not later than January 15, 2008:

ATTN: Secretary (2008 Annual Meeting Proposal)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

Under our Bylaws, a shareholder of ours wishing to make a proposal of a nomination for director or wishing to introduce a proposal of any business at our 2008 annual meeting must give us timely advance notice as described in our Bylaws. To be timely, we must receive the nomination or other shareholder proposal for the 2008 meeting at our offices as identified above not earlier than December 15, 2007 and not later than January 15, 2008. Nominations for director must describe various matters as specified in our Bylaws, including the name and address of each nominee, his or her occupation and number of shares held, and certain other information. The nomination must also be accompanied by written consent by the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

In addition to the timely submission of advance notice, a shareholder of ours wishing to make a proposal at our 2008 annual meeting must include in that notice a statement describing the proposal (which must otherwise be a proper subject for action by our shareholders), the reasons for that other business and other matters as specified in our Bylaws. Our board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. Our Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and other shareholder proposals at special meetings of our shareholders.

A shareholder of ours making a nomination or other shareholder proposal of business for the 2008 annual meeting must be a person who is a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. In addition, such a shareholder must be a person who has continuously held at least $2,000 in market value, or at least 1%, of our outstanding securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to us for inclusion on the agenda of the meeting. Any such notice must be given to our Secretary at the address identified above. Any shareholder of ours who shall desire a copy of our Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary at the above given address.

For any proposal by a shareholder of ours that is not submitted for inclusion in the management proxy statement for our 2008 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit our board to vote proxies in its discretion if we (i) receive notice of the proposal during the time interval December 15, 2007 through January 15, 2008 and we advise shareholders in the 2008 proxy statement about the nature of the matter and how our board intends to vote on that matter, or (ii) do not receive notice of the proposal during the time interval December 15, 2007 through January 15, 2008. Our board intends to exercise this authority, if necessary, in conjunction with the 2008 meeting.

Our board carefully considers all proposals from our shareholders. When adoption of a proposal is clearly in the best interest of us and our shareholders generally and does not require approval of our shareholders, it is usually adopted by our board, if appropriate, rather than being included in management’s proxy statement.

Recommendations

As our policy, the Nominating and Corporate Governance Committee will, for our 2008 shareholder annual meeting, consider director candidates recommended by certain of our shareholders, subject to the shareholder recommendation procedure set forth in the Nominating and Corporate Governance Committee Charter. A copy of the charter is available as described elsewhere in this Proxy Statement. See, “Governance of Company: Board and Committee Meetings—Nominating and Corporate Governance Committee.”

A shareholder of ours recommending such a candidate must submit the recommendation to the Nominating and Corporate Governance Committee timely in order to ensure committee consideration of it. To be timely, the recommendation must be received at the following address not earlier than December 15, 2007 and not later than January 15, 2008:

ATTN: Chair, Nominating and Corporate Governance
Committee (2008 Annual Meeting Recommendation)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

The shareholder recommendation must be accompanied by a written statement in support of it. The statement must describe various matters as specified in the Nominating and Corporate Governance Committee Charter, including the name and address of the recommended candidate, his or her occupation and certain other information about him or her as well as about the shareholder recommending the candidate. The recommendation and statement must also be accompanied by written consents by the recommending shareholder and recommended candidate, should the committee and our board accept the shareholder recommendation, to being named in our 2008 management proxy statement as a nominee and to serving as a director if elected.

Our Nominating and Corporate Governance Committee is only required to consider a shareholder recommendation made by a shareholder of ours who, as of the date of the shareholder recommendation and the record date for the 2008 annual meeting, is a beneficial owner of at least one share of our voting securities. That is, the shareholder must be the holder of at least one share of Class A common stock, one share of Class B common stock, or one share of preferred stock which either has voting rights directly or indirectly on an equivalent as-converted basis in our common stock.

Upon timely receipt of a recommendation and statement in support of it satisfying the requirements of the Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee shall review the recommendation, subject to minimum qualifications, skills and characteristics and other requirements of our board as set forth in the charter and as generally described elsewhere in this Proxy Statement. See, “Governance of Company: Board and Committee Meetings—Nominating and Corporate Governance Committee.” The shareholder recommendation will be evaluated by the committee and the committee’s determination on that recommendation will be subject to those criteria the same as will be the case for a determination by the committee on existing board members standing for re-election.

With regard to each nominee, if any, approved by our Nominating and Corporate Governance Committee for inclusion in our 2008 proxy (other than executive officers or directors standing for re-election), the persons or entities who recommended the nominee will be identified in the proxy statement for that meeting as falling within one of the following categories: security holder, non-management director, chief executive officer, other executive officer, third-party search firm, or other specified source.

In the event our Nominating and Corporate Governance Committee shall receive by a date not later than January 15, 2008 a shareholder recommendation from a shareholder or group of shareholders that beneficially owned more than 5% of our voting common stock for at least one year as of the date of the recommendation, the committee shall identify in our 2008 proxy statement, the recommended candidate and the shareholder or shareholder group recommending the candidate, and disclose whether the committee chose to nominate the candidate, with one limitation. Should those persons not give us written consent to identify them, we would not be required to identify them in that proxy statement.

PROXY

PROXY

GENERAL COMMUNICATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

JUNE 25, 2007

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 18, 2007 and holding Class A common stock or Class B common stock of General Communication, Inc. (“Company”) of record determined as of April 27, 2007, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that annual meeting of shareholders, to be held at Josephine’s Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 25, 2007 and any adjournment or adjournments of that meeting. The undersigned further directs those holders of this Proxy to vote at that annual meeting, as specified in this Proxy, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

(1)         To elect three directors, each for a three-year term, as part of Class III of our seven member classified board of directors as identified in this Proxy:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the		to vote for all nominiees
	contrary)		listed below

Class III:	Scott M. Fisher
William P. Glasgow
James M. Schneider

INSTRUCTIONS:

To withhold authority under this Proxy to vote for the individual nominee, draw a line through the name of the nominee for which you wish the authority to be withheld.

(2)         To approve amendments to the Company’s Restated Articles of Incorporation expressly authorizing the issuance, reissuance and termination of issuance of shares of Company stock in certificated or uncertificated form in accordance with provisions to be set forth in the Company’s Bylaws

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)         To approve an amendment to increase the number of shares of the Company’s common stock authorized and allocated to the Company’s Amended and Restated 1986 Stock Option Plan by 2.5 million shares of Class A common stock and an amendment to the plan to revise the plan limitation on the option exercise price to allow deductibility of compensation expense recognized upon exercise of options under the plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)         To transact in the proxyholder’s discretion such other business as may come before that annual meeting of shareholders, including the approval (but not the ratification) of the minutes of the June 26, 2006 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Board was unaware of any other business to be brought at the meeting other than the approval of those minutes.

Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above or otherwise as abstaining from a vote on a proposal set forth above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the annual meeting of shareholders.

A proxy having conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the annual meeting will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting. Voting by proxy is subject to other conditions as set forth in the Proxy Statement. See within the Proxy Statement “Company Annual Meeting: Voting Procedure.”

The undersigned hereby ratifies and confirms all that the proxyholder or the holder’s substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the annual meeting of shareholders or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.

DATED:
Signature of Shareholder
Print Name:

Signature of Shareholder
Print Name:

Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.

The board recommends a vote “for” proposal nos. (1), (2) and (3). This Proxy, when properly executed, will be voted as directed. If no clear direction is made, it will be voted “for” proposal nos. (1), (2) and (3). If any other business shall be properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.